FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION                 09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

--------------------------------------------------------------------------------
1 - CVM Code       2 - Corporate Name                         3 - CNPJ
00327-1            CIA FORCA E LUZ CATAGUAZES LEOPOLDINA      19.527.639/0001-58
---------------------------- ---------------------------------------------------


                               FILING CERTIFICATE




                             Date of filling:  November 8, 2004
                            Person in charge:  Carlos Aurelio Martins Pimentel
              Area Code and Telephone Number:  032      3429-6226
              Quantity of diskettes produced:  1



                             Mauricio Perez Botelho

                           Investor Relations Director



                 -----------------------------------------------
                                    SIGNATURE

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION                 09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


--------------------------------------------------------------------------------
REGISTRATION WITH CVM DOES NOT IMPLY ANY ANALYSIS OF THE COMPANY, AND THE COMPANY'S ADMINISTRATORS REMAIN LIABLE FOR THE VERACITY OF THE INFORMATION RENDERED.
--------------------------------------------------------------------------------

01.01 - IDENTIFICATION

--------------------------------------------------------------------------------
1 - CVM Code       2 - Corporate Name                         3 - CNPJ
00327-1            CIA FORCA E LUZ CATAGUAZES LEOPOLDINA      19.527.639/0001-58
---------------------------- ---------------------------------------------------
4 - NIRE
3130004099-2
--------------------------------------------------------------------------------

01.02 - HEADQUARTERS

--------------------------------------------------------------------------------
1 - Complete address                                    2 - Locality or District
Praca Rui Barbosa, 80                                   Centro
--------------------- ----------------------------------------------------------
3 - CEP               4 - Municipality               5 - UF (Federal Unit-State)
36770-901             Cataguases                     MG
--------------------------------------------------------------------------------
6 - DDD      7 - Telephone     8 - Telephone     9 - Telephone        10 - Telex
32           3429-6000         3429-6226         3429-6282
--------------------------------------------------------------------------------
11 - DDD     12 - Fax:         13 - Fax:         14 - Fax
32           3429-6317         3429-6480                -
--------------------------------------------------------------------------------
15 - E-mail
stockinfo@cataguazes.com.br
--------------------------------------------------------------------------------

01.03 - Investor Relations DIRECTOR (address for correspondence with the company)

--------------------------------------------------------------------------------
1 - Name
Mauricio Perez Botelho
--------------------------------------------------------------------------------
2 - Complete Address                                    3 - Locality or District
Praca Rui Barbosa, 80                                   Centro
--------------------------------------------------------------------------------

4 - CEP                        5 - Municipality         6 - UF
36770-901                      Cataguases               MG
--------------------------------------------------------------------------------

7 - DDD    8 - Telephone      9 - Telephone    10 - Telephone         11 - Telex
32         3429-6282          3429-6226        3429-6000
--------------------------------------------------------------------------------
12 - DDD   13 - Fax            14 - Fax                15 - Fax
32         3429-6480           3429-6317                      -
--------------------------------------------------------------------------------
16 - E-mail
mbotelho@cataguazes.com.br
--------------------------------------------------------------------------------

01.04 - ITR's Reference

-------------------------------------------------------------------------------------------------------------------
   Fiscal Year in Progress                  Current Quarter                              Last Quarter
-------------------------------------------------------------------------------------------------------------------
1-Start          2-End          3-Number    4-Start        5-End          6-Number       7-Start        8-End
  01/01/2004      12/31/2004        3        07/01/2004     09/30/2004          1         04/01/2004     06/30/2004
-------------------------------------------------------------------------------------------------------------------
9-NAME / CORPORATE NAME OF AUDITOR                                             10- CVM CODE
Deloitte Touche Tohmatsu Auditores Independentes                               00385-9
-------------------------------------------------------------------------------------------------------------------
11-NAME OF THE RESPONSIBLE TECHNICIAN                                          12-CPF OF RESPONSIBLE TECHNICIAN
Iara Pasian                                                                    011.207.508-81
-------------------------------------------------------------------------------------------------------------------

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

--------------------------------------------------------------------------------
1 - CVM Code       2 - Corporate Name                         3 - CNPJ
00327-1            CIA FORCA E LUZ CATAGUAZES LEOPOLDINA      19.527.639/0001-58
--------------------------------------------------------------------------------

01.05 - COMPOSITION OF SHARE CAPITAL

--------------------------------------------------------------------------------
Number of Shares           1               2                         3
   (Thousand)          09/30/2004     06/30/2004                 09/30/2003
Paid in Capital
--------------------------------------------------------------------------------

1 - Common shares      51,218,232      51,218,232                   51,218,232
--------------------------------------------------------------------------------
2 - Preferred shares   82,645,663      82,645,663                   82,645,663
--------------------------------------------------------------------------------
3 - Total             133,863,895     133,863,895                  133,863,895
--------------------------------------------------------------------------------
Treasury Shares
--------------------------------------------------------------------------------
4 - Common shares         173,697         173,697                       16,555
--------------------------------------------------------------------------------
5 - Preferred shares    2,608,274       2,608,274                    2,608,274
--------------------------------------------------------------------------------
6 - Total               2,781,971       2,781,971                    2,624,829

01.06 - Company Features

--------------------------------------------------------------------------------
1 - Type of Company
Commercial, Industrial and Other Business
--------------------------------------------------------------------------------
2 - Status
Operational
--------------------------------------------------------------------------------
3 - Nature of Stockholding Control
Private National Company
--------------------------------------------------------------------------------
4 - Business Code
1170000 - Participation and Management
--------------------------------------------------------------------------------
5 - Main Activity
Electric Energy
--------------------------------------------------------------------------------
6 - Type of Consolidation
Total
--------------------------------------------------------------------------------
7 - Type of Auditors Report
Without Exceptions


01.07 - Companies not included In the consolidated financial statements


--------------------------------------------------------------------------------
1 - Item                    2 - CNPJ                          3 - Corporate Name
--------------------------------------------------------------------------------

01.08 - Cash Gains Deliberated and / or Paid During and After the Quarter

---------------------------------------------------------------------------------------------------------------
1-Item       2-Event    3 - Approval     4 - Gain      5 - Payment    6 - Type of     7 - Value of Gain
                                                       Start Date     Share           per share
---------------------------------------------------------------------------------------------------------------

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION                 09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - Identification

--------------------------------------------------------------------------------
1 - CVM Code         2 - Corporate Name                       3 - CNPJ
00327-1              Cia Forca e Luz Cataguazes Leopoldina    19.527.639/0001-58
---------------------------------------- ---------------------------------------

01.09 - SUBSCRIBED CORPORATE CAPITAL AND ALTERATION IN THE CURRENT CORPORATE
        YEAR

--------------------------------------------------------------------------------

1-ITEM    2- DATE OF ALTERATION    3-Value of Corporate  4 - VALUE OF ALTERATION
                                   Capital (Thousand     (REAIS THOUSAND)
                                   Reais)
--------------------------------------------------------------------------------


table con't
--------------------------------------------------------------------------------
5-ORIGIN OF ALTERATION  6-QUANTITY OF ISSUED     7-PRICE OF SHARE ON
                        SHARES (THOUSAND)        THE ISSUE
                                                             (REAIS)
--------------------------------------------------------------------------------


01.10 - INVESTOR RELATIONS DIRECTOR

---------------- ---------------------------------------------------------------
1-DATE           2-SIGNATURE

11/08/2004
--------------------------------------------------------------------------------

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

--------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                          3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA       19.527.639/0001-58
---------------------------- ---------------------------------------------------

02.01 - Assets Balance Sheet (Thousand reais)

1 - Code                  2 - Description                        3 - 09/30/2004    4 - 06/30/2004
1                         Total assets                                    977,584           943,150
1.01                      Current assets                                  119,856           103,487
1.01.01                   Cash on hand                                     43,366            29,487
1.01.01.01                Cash and banks                                   19,721             4,905
1.01.01.02                Marketable securities                            23,645            24,582
1.01.02                   Credits                                          38,859            35,939
1.01.02.01                Account receivable from Clients/Consumers        43,096            39,907
1.01.02.02                Notes and other accounts receivable               3,895             3,655
1.01.02.03                Allowance for doubtful accounts                 (8,132)           (7,623)
1.01.03                   Stocks / Inventories                                359               397
1.01.04                   Others                                           37,272            37,664
1.01.04.01                Recoverable taxes                                10,127            10,794
1.01.04.02                Prepaid expenses                                 21,352            21,773
1.01.04.03                Low-Income Consumers                              2,290             1,960
1.01.04.04                Others                                            3,503             3,137
1.02                      Long term assets                                193,656           189,082
1.02.01                   Miscellaneous credits                            20,314            23,232
1.02.01.01                Account receivable from Clients/Consumers        13,126            15,689
1.02.01.02                Notes and other accounts receivable               7,188             7,543
1.02.02                   Credits from related entities                   127,792           120,322
1.02.02.01                Affiliates
1.02.02.02                Subsidiaries                                    127,792           120,322
1.02.02.03                Other related entities
1.02.03                   Others                                           45,550            45,528
1.02.03.01                Judicial deposits                                   522               506
1.02.03.02                Tax credits                                      40,006            40,006
1.02.03.03                Recoverable taxes                                 1,086             1,194
1.02.03.04                Emergency Energy Rationing Program                1,254             1,306
1.02.03.05                Other                                             2,682             2,516
1.03                      Permanent assets                                664,072           650,581
1.03.01                   Investments                                     487,596           473,652
1.03.01.01                Holdings in affiliates                           10,144            10,139
1.03.01.01.01             Cia Industrial Cataguases                         9,979             9,979
1.03.01.01.02             Cataguazes Servicos Aereos                          165               160
1.03.01.02                Holdings in subsidiaries                        477,298           463,375
1.03.01.02.01             Energisa S/A                                    372,642           368,143
1.03.01.02.02             Multipar S/A                                        925               838
1.03.01.02.03             Multiagro Ltda.                                     379               445
1.03.01.02.04             CENF - Cia de Eletricidade de Nova Friburg       25,598            24,360
1.03.01.02.05             Goodwill premium at CENF's investment            33,920            34,143
1.03.01.02.06             Telecabo S/A                                      2,324               258
1.03.01.02.07             MCL Cabo S/A                                        533                67
1.03.01.02.08             Cat-Leo Energia S/A                              43,834            35,121
1.03.01.02.09             (-)  Investment depreciation provision          (2,857)
1.03.01.03.               Other Investments                                   154               138
1.03.02                   Fixed assets                                    174,738           175,525
1.03.02.01                Hydraulic energy generation                      66,845            66,845
1.03.02.02                Transmission system relating to generation       15,223            15,223
1.03.02.03                Distribution lines, nets, substations           259,902           257,940
1.03.02.04                Sales                                             3,925             3,925
1.03.02.05                Management                                       28,196            27,765
1.03.02.06                Fixed assets in progress                         13,699            12,781
1.03.02.07                Accumulated depreciation                      (132,577)         (128,860)
1.03.02.08                (-) Special Obligations                        (80,475)          (80,094)
1.03.03                   Deferred                                          1,738             1,404
1.03.03.01                Costs of Software acquisition                     2,490             2,058
1.03.03.02                (-) Accumulated Amortization                      (752)             (654)

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION                 09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

---------------------------- ---------------------------------------------------
1 - CVM Code         2 - Corporate Name                       3 - CNPJ
00327-1              CIA FORCA E LUZ CATAGUAZES LEOPOLDINA    19.527.639/0001-58
---------------------------- ---------------------------------------------------


02.02 - Balance Sheet Liabilities (Thousand reais)

1 - Code                  2 - Description                        3-09/30/2004     4-06/30/2004
2                         Total liabilities                            977,584           943,150
2.01                      Current liabilities                          293,754           212,174
2.01.01                   Loans and financing                          128,077            54,686
2.01.02                   Debentures                                    99,955            97,282
2.01.03                   Suppliers                                     34,519            34,758
2.01.04                   Taxes, fees and contributions                 20,065            16,603
2.01.04.01                VAT (ICMS) payable                             7,336             5,713
2.01.04.02                Taxes and social charges payable                 497               502
2.01.04.03                Income tax withheld at the source                631               701
2.01.04.04                Social contribution (PIS/COFINS) payable       6,181             4,448
2.01.04.05                VAT ICMS payments                              5,285             5,118
2.01.04.06                Other                                            135               121
2.01.05                   Dividends payable
2.01.06                   Provisions                                     2,813             2,319
2.01.06.01                Vacation and salaries                          2,813             2,319
2.01.07                   Debt owed to affiliates
2.01.08                   Others                                         8,325             6,526
2.01.08.01                Salaries payable                                  13                16
2.01.08.02                Participation payable                              0                90
2.01.08.03                Consumer charges payable                       1,659             1,445
2.01.08.04                Interest on own capital payable                  126               126
2.01.08.05                Indebtedness charges payable                   1,795             1,527
2.01.08.06                Low-Income Consumers                             155               260
2.01.08.07                Others                                         4,577             3,062
2.02                      Long term liability                          353,347           399,200
2.02.01                   Loans and financing                           53,876            61,833
2.02.02                   Debentures                                   125,109           146,759
2.02.03                   Provisions
2.02.04                   Debt owed to affiliates                      153,927           167,225
2.02.05                   Others                                        20,435            23,383
2.02.05.01                Tax payable                                      212               212
2.02.05.02                Taxes payments                                 9,158             9,659
2.02.05.03                Suppliers                                      5,651             7,173
2.02.05.04                Other                                          5,414             6,339
2.03                      Results of future periods
2.04                      Minority participation
2.05                      Net equity                                   330,483           331,776
2.05.01                   Paid in capital                              279,977           279,977
2.05.01.01                Common Stock                                 107,123           107,123
2.05.01.02                Preferred Stock A                            172,324           172,324
2.05.01.03                Preferred Stock B                                530               530
2.05.02                   Capital reserve                               30,729            30,729
2.05.02.01                Monetary Correction of capital                 9,837             9,837
2.02.02.02                Subscription premium of shares                 6,057             6,057
2.05.02.03                Special Monetary Correction                    4,175             4,175
2.05.02.04                Remuneration of fixed assets in progress       6,386             6,386
2.05.02.05                Investment subsidy reserves                    9,927             9,927
2.05.02.06                Treasury Shares                              (5,653)           (5,653)
2.05.03                   Revaluation reserve                                -                 -
2.05.03.01                Own assets                                         -                 -
2.05.03.02                Subsidiaries/affiliates                            -                 -
2.05.04                   Profit reserve                                32,923            32,923
2.05.04.01                Legal reserve                                    766               766
2.05.04.02                Statutory reserve                                  -                 -
2.05.04.03                Contingency reserve                                -                 -
2.05.04.04                Reserve for future profits                         -                 -
2.05.04.05                Retained profits                              32,157            32,157
2.05.04.06                Special reserve for undistributed dividends        -                 -
2.05.04.07                Other income reserve                               -                 -
2.05.05                   Accumulated earnings/losses                 (13,146)          (11,853)

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

---------------------------- ---------------------------------------------------
1 - CVM Code      2 - Corporate Name                          3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA       19.527.639/0001-58
---------------------------- ---------------------------------------------------

03.01 - Income Statement (THOUSAND REAIS)

1 - Code        2 - Description                           3-07/01/2004 to   4-01/01/2004 to    5-07/01/2003 to    6-01/01/2003 to
                                                            9/30/2004        09/30/2004         06/30/2003         09/30/2003
3.01            Gross revenue from sales/services                  88,772            241,239             75,070            194,107
3.01.01         Gross revenue in the year                          88,772            241,239             75,070            194,107
3.01.02         Extraordinary tariff recovery
                adjustment
3.01.03         Electricity sales - MAE adjusted
3.02            Deductions from gross revenue                     (23,966)           (69,172)           (19,016)           (50,666)
3.02.01         Invoiced VAT (ICMS)                               (16,011)           (45,337)           (14,447)           (38,407)
3.02.02         Social contributions (PIS/COFINS)                  (7,028)           (20,990)            (3,640)            (9,459)
3.02.03         Quotas to the Global Reversion Reserve
                - RGR                                                (927)            (2,845)              (929)            (2,800)
3.03            Net revenue from sales/services                    64,806            172,067             56,054            143,441
3.04            Cost of goods/services sold                       (51,641)          (145,093)           (39,793)          (107,946)
3.04.01         Personnel                                          (6,425)           (18,733)            (6,298)           (17,527)
3.04.02         Material                                           (1,000)            (2,433)              (780)            (2,368)
3.04.03         Services rendered by third parties                 (3,541)           (13,707)            (2,544)            (6,609)
3.04.04         Electric energy purchased for resale              (27,078)           (74,647)           (23,017)           (55,076)
3.04.05         Electric energy purchased-Extraordinary
                tariff recovery adjustment
3.04.06         Royalties on Hydro Resources                          (55)              (274)               (35)              (186)
3.04.07         Electric Power Transportation Charge               (3,680)            (7,310)                608            (2,989)
3.04.08         Depreciation / Amortization                        (3,772)           (10,380)            (3,459)           (10,129)
3.04.09         Fuel Quota Equalization                            (4,118)           (10,279)            (2,697)            (7,878)
3.04.10         Provision for contingencies                          (408)            (2,123)              (684)            (1,121)
3.04.11         Other expenses                                     (1,564)            (5,207)              (887)            (4,063)
3.05            Earnings before interest and taxes (EBIT)          13,165             26,974             16,261             35,495
3.06            Other Operating expenses/ revenue                 (11,673)           (38,523)           (25,116)           (70,045)
3.06.01         Sales
3.06.02         General and administrative
3.06.03         Financial                                         (25,789)           (69,230)           (29,063)           (82,960)
3.06.03.01      Financial revenue                                   3,089              6,584              2,281              6,002
3.06.03.02      Financial expenses                                (28,878)           (75,814)           (31,344)           (88,962)
3.06.04         Other operating revenue
3.06.05         Other operating expenses                             (223)              (670)               611               (205)
3.06.05.01      Amortization of premium                              (223)              (670)               611               (205)
3.06.06         Equity adjustment result                           14,339             31,377              3,336             13,120
3.06.06.01      Equity adjustment                                  14,339             31,377              3,336             13,120
3.07            Operating income                                    1,492            (11,549)            (8,855)           (34,550)

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

---------------------------- ---------------------------------------------------
1 - CVM Code      2 - Corporate Name                          3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA       19.527.639/0001-58
---------------------------- ---------------------------------------------------
03.01 - Income Statement (THOUSAND REAIS)


1 - Code      2 - Description                              3-07/01/2004 to    4-01/01/2004 to    5-07/01/2003 to   6-01/01/2003 to
                                                           09/30/2004         09/30/2004         06/30/2003        09/30/2003

3.08          Non operating income                            (2,785)            (2,414)               55                233
3.08.01       Revenue                                            243                941               311              1,004
3.08.02       Expenses                                        (3,028)            (3,355)             (256)              (771)
3.09          Earnings before tax / profit-
              sharing; minority participation                 (1,293)           (13,963)           (8,800)           (34,317)
3.10          Provision for income tax and social
              contribution                                         0                  0                 0                  0
3.10.01       Social Contribution                                  0                  0                 0                  0
3.10.02       Income tax                                           0                  0                 0                  0
3.11          Deferred income tax                                  0                  0                 0                  0
3.11.01       Social Contribution                                  0                  0                 0                  0
3.11.02       Income tax                                           0                  0                 0                  0
3.12          Profit sharing; minority shareholders/
              statutory contributions                              0                  0                 0                  0
3.12.01       Profit sharing                                       0                  0                 0                  0
3.12.02       Contributions                                        0                  0                 0                  0
3.13          Reversal of interests on capital                     0                  0                 0                  0
3.15          Net income                                      (1,293)           (13,963)           (8,800)           (34,317)
              NUMBER OF SHARES, EXCEPT TREASURY
              SHARES (THOUSAND)                          131,081,924        131,081,924       131,239,066        131,239,066
              EARNINGS PER SHARE
              LOSS PER SHARE                                (0.00001)          (0.00011)         (0.00007)          (0.00026)

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

--------------------------------------------------------------------------------
  00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA             19.527.639/0001-58
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
04.01 - EXPLANATORY NOTES
--------------------------------------------------------------------------------

NOTES TO THE QUARTERLY FINANCIAL INFORMATION
FOR THE QUARTER AND NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2004
(Amounts expressed in thousands of Brazilian reais - R$, unless otherwise indicated)
--------------------------------------------------------------------------------

1.   OPERATIONS

     Companhia Forca e Luz Cataguazes-Leopoldina - CFLCL (the "Company") is a concessionaire that provides electric energy services in 67 municipalities in the state of Minas Gerais and 1 municipality in the state of Rio de Janeiro, for approximately 305,055 consumers (quantity not reviewed by independent auditors).

     Companhia Forca e Luz Cataguazes-Leopoldina holds other companies. The ownership percentages and information on the Company's subsidiaries are shown in Notes 3, 14, 15 and 16.

     As of September 30, 2004, the Company reported negative working capital of R$173,898 (R$108,687 in June 2004) - Company, and R$324,789 (R$246,598 in
     June 2004) - Consolidated. In 2003, the Company and its subsidiaries rescheduled their debts with banks, suppliers, shareholders and tax authorities, in the amount of approximately R$600 million, issued debentures in the amount of R$130 million, and made a capital increase of R$20 million through a private subscription of shares. In addition to this debt rescheduling, in December 2003 the Company sold its equity interest in Centrais Hidreletricas Grapon S.A., owner of two small hydroelectric power plants with 40 MW installed capacity. This transaction resulted in the transfer of the financing obtained from the National Bank for Economic and Social Development (BNDES) to fund the construction of the small hydroelectric power plants in the amount of R$52 million, and in the receipt of R$80 million related to the financial settlement of the transaction.

     The rating agencies raised their rating on Cataguazes-Leopoldina companies. SR Rating reviewed Cataguazes-Leopoldina's corporate credit rating and upgraded it to "brA-", and Standard & Poors confirmed the "brBBB+" corporate credit rating. It should be noted that significant events have not yet been fully reflected in the 2004 results, such as: 1) tariff increases approved by ANEEL (CELB: 18.4%, on February 4, 2004; Energipe:
     14.0%, on April 22, 2004; CFLCL: 17.0%, and CENF: 21.6%, on June 18, 2004
     and Saelpa: 11.0%, on August 28, 2004; and 2) start of operations of the Ivan Botelho III hydroelectric power plant in December 2004, thus increasing Cataguazes-Leopoldina's generation capacity by 120 GWh per year, i.e., a 10% increase. These events, coupled with the interest rate stability, have contributed to a gradual reduction in financial costs of debts and a consequent improvement in cash flow and operating result of Cataguazes-Leopoldina companies. An improvement in Cataguazes-Leopoldina's consolidated financial-economic indicators is also noted. In the first nine months of 2004, consolidated financial expenses decreased by 18% in relation to the same period of 2003, from R$236,258 as of September 30, 2003 to R$192,588 as of September 30,

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

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     2004. Consolidated EBITDA/financial expenses ratio increased from 0.8x as of September 30, 2003 to 1.2x as of September 30, 2004.

     Despite this favorable evolution, management is endeavoring to improve the capital structure of Cataguazes-Leopoldina companies, seeking a way of reducing even more the costs of current debts and, consequently, extending payment terms. This, coupled with the profits estimated in budgets and internal projections, should be sufficient to ensure adequate liquidity and thus substantially reduce the need for rescheduling liabilities.

2.   PRESENTATION OF QUARTERLY FINANCIAL INFORMATION

     The quarterly financial information have been prepared and are presented in accordance with accounting practices established by Brazilian corporate law, regulations and provisions of the Brazilian Securities Commission
     (CVM), and specific legislation applicable to electric energy concessionaires, established by the National Electric Energy Agency (ANEEL). For the preparation of the quarterly financial information, the accounting practices adopted are consistent with those used for the financial statements as of December 31, 2003. Accordingly, the accompanying quarterly financial information should be read together with said annual financial statements.

3.   CONSOLIDATED QUARTERLY FINANCIAL INFORMATION

     The consolidated quarterly financial information includes the financial information of CFLCL and its subsidiaries as follows:



      Subsidiaries                                            Ownership interest
                                                              September 2004 and
                                                                   June 2004
                                                              ------------------
                                                                      %
      Energisa S.A. ("Energisa") (*)                                50.07
      Companhia de Eletricidade de Nova Friburgo ("CENF")           59.47
      Multipar S.A.                                                 99.96
      Multiagro Ltda.                                               66.67
      Teleserv S.A.                                                 99.10
      Telecabo S.A.                                                 97.59
      MCL Cabo S.A.                                                 95.54
      Cat-Leo Energia S.A. (**)                                     99.99

      (*) Parent Company of Energipe (99.62% of voting capital and 99.64% of total capital). Energipe is the parent company of CELB (99.13% of voting capital and 88.85% of total capital) and of Pbpart SE1 S.A. (50.1% of total and voting capital), which controls Saelpa (97.55% of voting capital and 82.83% of total capital).

      (**) Joint Parent Company of Usina Termeletrica de Juiz de Fora S.A. - UTEJF (50% of total and voting capital).

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CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
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     The consolidated quarterly financial information have been prepared based on the quarterly financial information of the subsidiaries as of the same date as the Company's and in accordance with the consolidation criteria provided for in CVM Instruction No. 247/96.

     Reconciliation between net loss and shareholders' equity, Company and Consolidated, is as follows:


                                                                 Net loss                 Shareholders' equity
                                                         -------------------------      -------------------------
                                                         09/30/04        09/30/03       09/30/04       06/30/04
                                                         --------        --------       --------       ----------
      Company                                              (13,963)        (34,317)        330,483         331,776
      Unrealized profit on transactions with
          subsidiaries (mainly sale of equity                    -              -          (34,344)        (34,729)
          interest)
      Profit realization                                     1,155          1,275                -               -
                                                           -------        -------       ------------     ----------
      Consolidated                                         (12,808)       (33,042)         296,139        297,047
                                                            ======         ======          =======        =======

4.   CONSUMERS AND CONCESSIONAIRES

                                                                 Company                      Consolidated
                                                         ------------------------        -----------------------
                                                         09/30/04        06/30/04        09/30/04       06/30/04
                                                         --------        --------        --------       --------
      Consumer categories:
         Residential                                          9,305           8,038          53,704          50,758
         Industrial                                          13,942          11,864          54,706          50,016
         Commercial, services and other
                                                              4,567           4,200          29,689          27,812
            activities
         Rural                                                2,395           2,180          20,037          19,406
      Public sector:
         Federal                                                 29              35           7,427           7,211
         State                                                  293             355          10,318          10,018
         Municipal                                            1,079           1,304           9,725           9,441
         Public lighting                                      1,909           1,934          34,196          31,112
      Public service                                          1,240           1,063           9,074           8,827
      Others                                                  4,390           4,640          33,010          29,704
                                                            -------          ------        --------        --------
      Subtotal - consumers                                   39,149          35,613         261,886         244,305
      Concessionaires (*)                                    10,763          14,234          33,620          36,445
      Unbilled sale                                           6,310           5,749          37,960          38,373
                                                            -------         -------        --------        --------
      Total                                                  56,222          55,596         333,466         319,123
                                                             ======          ======         =======         =======

      Current portion                                        43,096          39,907         293,110         283,645
      Long-term portion                                      13,126          15,689          40,356          35,478

      (*) Include electricity sold on MAE - Wholesale energy market.

      The Company and its subsidiaries recorded an allowance for doubtful accounts, following the technical criteria established by ANEEL.

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FEDERAL PUBLIC SERVICE
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ITR - QUARTERLY INFORMATION          09/30/2004
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04.01 - EXPLANATORY NOTES
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     The balance of the account "Consumers and concessionaires" as of September
     30, 2004 includes receivables from the sale of energy on the MAE, in the amounts of R$10,763 and R$21,455, Company and consolidated, respectively, for the period from September 2000 to September 2004, less amounts received through September 2004. These balances were based on calculations prepared and provided by MAE.

     The payment of these amounts, including the balances recorded in current liabilities of R$119 and R$1,360, Company and consolidated, respectively, arising from the electricity network usage charges, is scheduled as follows:


    MAE Receivables                                              Company                        Consolidated
    ----------------------------------                     -----------------------        --------------------------
                                                           09/30/04        06/30/04       09/30/04          06/30/04
                                                           --------        --------       --------          --------
    Current                                                      138              290            586              619
    Related to injunctions granted
       through December 2002                                   9,193            9,193         18,113           18,113

    Renegotiated receivables                                       -            3,323              -            3,450
    Under negotiation                                          1,432            1,428          2,756            2,934
                                                             -------         --------         -------         ---------
                                                              10,763           14,234         21,455           25,116
    (-) Purchase of energy in the spot  market                     -                -        (1,211)          (1,082)
    (-) Electricity network usage charges                      (119)             (40)          (149)             (50)
                                                            --------          --------     ---------           --------
                                                              10,644           14,194         20,095           23,984
                                                              ======           ======         ======           ======

     Since July 2003, transactions are being settled 30 days after the month in which they are carried out.

     The spot market energy amounts are subject to changes that may arise from the judgment of lawsuits filed by certain energy sector companies challenging ANEEL's interpretation of prevailing market rules. These companies, which were not located in the energy rationing area in 2001/2002, obtained a preliminary injunction nullifying ANEEL's Decision No. 288 of May 16, 2002, which was intended for clarifying the treatment and application of certain MAE accounting rules, included in the Overall Agreement for the Electric Energy Sector. The claims of these companies refer to the energy supplied by Itaipu in the Southeast/Center West market during the rationing period, when there was a significant discrepancy in spot market energy prices between the markets.

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ITR - QUARTERLY INFORMATION          09/30/2004
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04.01 - EXPLANATORY NOTES
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5.   EXTRAORDINARY TARIFF ADJUSTMENT - CONSOLIDATED

     The periodic tariff reviews of CFLCL, CENF and Energipe were as follows:

Company          Increase - %     Xe factor - %       ANEEL Resolution
-------          ------------     -------------       -----------------

CFLCL                12.66            1.579                141 of 06/17/2004
CENF                 18.00            1.886                142 of 06/17/2004
Energipe             35.61            0.744              103 of 04/20/2004 (*)

     (*) Amended Resolution 199 of April 16, 2003.

     These tariff adjustments, effective June 18, 2004 for CFLCL and CENF and April 22, 2003 for Energipe, were set on a provisional basis and are in the process of definitive validation by ANEEL.

     To ensure reasonableness of tariffs and economic-financial balance of the concession contract, as set by the periodic tariff review of the subsidiary Energipe, the increase in revenue from Portion B resulting from the tariff adjustment will be applied in annual installments, as shown below:

     I - On April 22, 2003, the electric energy supply tariffs of ENERGIPE were adjusted by 29.71%, corresponding to the percentage resulting from the calculation of the concessionaire's annual tariff adjustment rate; and

     II - In the annual tariff adjustments to be homologated for 2004 to 2007, annual installments of R$15,725 will be added to the Portion B of each year, related to the date of the periodic tariff review of Energipe. These amounts are restated based on the IGP-M (General Market Price Index).

     Additionally, ANEEL, through Resolution No. 103 of April 20, 2004 (provisory), changed the annual portions to be added to Portion B, from R$15,725 to R$7,768. Thus, the amount to be added to the tariff in the 2004-2007 period was reduced from R$62,900 to R$31,072, which caused a R$5,968 reduction in revenue as of September 30, 2004.

     The subsidiary Energipe recognized the revenue related to Portion B fractioned by the Regulatory Agency in accordance with the impact on each year's tariff. Through September 30, 2004, the amount of R$19,082 (R$15,895 in June 2004) was recorded under the caption "Consumers and concessionaires", R$12,041 in Consolidated current assets and R$7,041 in long-term assets; of this amount, R$7,302 was recognized as revenue in the nine-month period ended September 30, 2004 and the remaining amount in 2003.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION                 09/30/2004
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6.   EXTRAORDINARY TARIFF RECOVERY

     The extraordinary tariff recovery was based on the provisions of Law No. 10,438 of April 26, 2002, and Resolution No. 91 of the Energy Crisis Management Committee - CGE, of December 21, 2001, and ANEEL Resolution No. 31, of January 24, 2002. This tariff adjustment is effective December 31, 2001, and is recognized by ANEEL as follows:

     a) 2.9% for residential and rural consumers (except for low-income consumers);

     b)   7.9% for the other consumers.



     This extraordinary tariff adjustment is intended to recover the economic and financial balance of the concession contract by covering the following losses resulting from the Emergency Energy Rationing Program, during the period from June 1, 2001 to February 28, 2002, namely:

     a) Reduction in electric power consumption due to the rationing program in the period (loss of revenue);

     b)   Portion "A" variations (CVA); and

     c) Free energy - energy purchased by generating companies to meet the demand during the Emergency Energy Rationing Program. According to ANEEL Resolution No. 36 of January 29, 2003, amended by ANEEL Resolution No. 89 of February 25, 2003. These amounts are being refunded to the generating companies since March 2003.


          Based on ANEEL Resolutions Nos. 480, 481, 482 and 483 of August 2002 and No. 1 of January 12, 2004, the approved amounts related to the extraordinary tariff recovery and free energy are as follows:

                                  Consolidated
--------------------------------------------------------------------------------
                              Extraordinary     Free
                              tariff recovery   energy    Portion A     Total
                             ------------------ ------    ----------    ------

  Balances at June 30, 2004       72,029       53,908       13,964       139,901
  Amortization                   (7,226)      (4,401)            -      (11,627)
  Monetary restatement             2,888        2,301          542         5,731
                               ----------    ----------    ---------- ----------
  Balances at September 30, 2004  67,691       51,808       14,506       134,005
                                  ======       ======       ======       =======
  Current portion                 23,845       23,460            -        47,305
  Long-term portion               43,846       28,348       14,506        86,700

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CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
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04.01 - EXPLANATORY NOTES
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     ANEEL Resolution No. 484 of August 29, 2002, amended by Resolution No. 1 of
     January 12, 2004, established an extraordinary tariff recovery for the electric energy distribution concessionaires over the following maximum periods, beginning January 2002: CENF (64 months); Energipe (49 months); CELB (81 months) and Saelpa (71 months).

     Based on internal projections, the Companies' management expects to realize all receivables within the periods established by the Resolution.

     In addition to revising the effective terms of the extraordinary tariff recovery, ANEEL Resolution No. 1 of January 12, 2004 sanctioned the Portion A amount and determined that their recovery would be achieved through the same mechanism as that adopted for the tariff recovery and free energy, without considering the maximum periods mentioned above.


7.   LOW-INCOME CONSUMERS

     Law No. 10438 of April 26, 2002 classified the residential low-income consumer bracket as being those consumer units with less than 80kWh/month consumption, and Decree No. 4336 of August 15, 2002 increased the bracket to include consumer units utilizing between 80 and 220 kWh/month provided certain requirements are met.

     Due to the new classification, CFLCL and its subsidiaries determined loss of revenue through September 30, 2004 in the amount of R$9,230 (R$5,803 in June 2004) - Company, and R$57,810 (R$37,635 in June 2004) - Consolidated. Eletrobras has already acknowledged compensation of R$6,940 and R$44,532 (R$3,843 and R$23,898 in June 2004), Company and Consolidated, respectively. This compensation will be funded by additional dividends payable to the federal government by Eletrobras, resulting from windfall profits earned by federal government-controlled generating companies during the rationing period. If the Eletrobras dividends are insufficient to compensate the amounts receivable, they will be settled with funds from the global reserve for reversion quota (RGR). Simultaneously, the Company and its subsidiaries recognized a provision in current liabilities under the caption "Other payables" in the amount of R$155 (R$260 in June 2004) for the Company, and R$2,117 (R$4,069 in June 2004) on a Consolidated basis.

8.   NOTES RECEIVABLE

     Refers to past-due electricity bills receivable, renegotiated with consumers through Acknowledgement of Debt agreements. As of September 30, 2004, these receivables include current receivables of R$3,895 (R$3,655 in June 2004) for the Company, R$69,071 (R$64,019 in June 2004) on a Consolidated basis, and long-term receivables of R$7,188 (R$7,543 in June
     2004) for the Company, R$37,764 (R$38,353 in June 2004) on a Consolidated basis.

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CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION                 09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

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     CFLCL and its subsidiaries recognized an allowance for doubtful accounts in the amount of R$1,150 - Company and R$15,023 - Consolidated.


9.   RENEGOTIATED RECEIVABLES - CONSOLIDATED


                                                                                             Annual
                                                                              Monthly      restatement
          Creditor          Debtor                                09/30/04    installments    index       06/30/04
-------------------------------------------------------------------------------------------------------------------
     Saelpa                Cia. de Agua e Esgotos da Paraiba -
                              Cagepa                               19,531          106        IPCA       19,617
     Saelpa                Government of the state of Paraiba      50,123          106        IPCA       50,190
                                                                   ------                                ------
     Total                                                         69,654                                69,807
                                                                   ======                                ======

     Current portion                                                8,773                                 8,345
     Long-term portion                                             60,881                                61,462


     These receivables relate to electricity consumption through June 2000, and were renegotiated in August 2003, with new contractual clauses and conditions. The receivable from Cia. de Agua e Esgotos da Paraiba - Cagepa is guaranteed by Cagepa's own revenues.


10.  RECOVERABLE TAXES


                                                                Company                       Consolidated
                                                        ------------------------        ------------------------
                                                        09/30/04        06/30/04        09/30/04        06/30/04
                                                        --------        --------        --------        --------


       ICMS (state VAT)                                     2,815           2,840          26,136          29,543
       IRRF (withholding income tax)                        1,668           1,473           9,785           6,762
       IRPJ (corporate income tax)                          4,705           5,046          13,543          21,418
       CSSL (social contribution tax)                           -               -           1,273           1,220
       PIS, COFINS (taxes on revenue)                       1,463           2,204          12,328          10,789
       Other                                                 562              425           1,112           1,283
                                                                 ---         --------     -------         -------
                                                           11,213          11,988          64,177          71,015
                                                           ======          ======          ======          ======

       Current portion                                     10,127          10,794          50,457          59,424
       Long-term portion                                    1,086           1,194          13,720          11,591

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11.  RECEIVABLE FROM FUEL GAS - consolidaTED

     According to the take-or-pay fuel gas contract between the jointly-controlled subsidiary Usina Termeletrica de Juiz de Fora S.A (UTEJF) and Companhia de Gas de Minas Gerais (Gasmig), 70% of the contracted amount, whether this amount is consumed or not, must be paid and UTEJF has up to 7 years to take this gas.

     As of September 30, 2004, the amount of R$20,163 (R$18,441 in June 2004) had been advanced, which corresponded to the ownership interest in the jointly-controlled subsidiary, equivalent to 150,368 thousand m3 of natural gas. Based on management's projections of energy generation resumption beginning 2005, the jointly-controlled subsidiary expects to consume the advanced amount of gas within the prescriptive period of the credit.


12.  PREPAID EXPENSES


                                                                         Company                 Consolidated
                                                              ----------------------      ----------------------
                                                              09/30/04      06/30/04      09/30/04      06/30/04
                                                              --------      --------      --------      --------

     Regulatory assets - PIS and COFINS (*)                        490             -         9,938             -
     Financial charges                                           4,046         4,582         6,341         7,054
     Portion "A" variations (CVA)                               19,117        19,440        54,228        46,915
     Other                                                          91           188           421         1,074
                                                               --------     --------      --------       -------
                                                                23,744        24,210        70,928        55,043
                                                                ======        ======        ======        ======

     Current portion                                            21,352        21,773        57,499        50,839
     Long-term portion                                           2,392         2,437        13,429         4,204


     (*) In view of the changes introduced by Laws No. 10,833/2003 and No. 10,637/2002, which increased the COFINS rate from 3% to 7.6% and PIS rate from 0.65% to 1.65%, CFLCL and its subsidiaries recognized this quarter the Regulatory Assets - PIS and COFINS - relating to the difference not passed on to electric energy tariffs; however, the amounts will be approved by ANEEL and passed on to tariffs only after specific regulation.

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13.  TAX CREDITS

     Refer to tax loss carryforwards. Income and social contribution tax credits (charges) to income, as well as the offset of the tax credits, are as follows:

                                                                      Company                  Consolidated
                                                                 ---------------------       -----------------------
       Taxes per statement of income:                            09/30/04      09/30/03      09/30/04       09/30/03
       -----------------------------                             --------      --------      --------       --------
       Income (loss) before income and social
          contribution taxes                                    (13,963)      (34,317)       37,230         5,104
       Income (expense) from income and social
          contribution taxes calculated at statutory
          tax rates                                               4,747        11,668       (12,658)       (1,735)
       Adjustments:
       Permanent differences                                     10,668         4,461             7             7
       Tax credits not recognized in accordance with
          CVM instruction No. 371                               (14,051)      (15,936)      (14,051)      (19,567)
       Reduction of income tax and surtaxes (*)                       -             -         7,020             -
       Other                                                     (1,364)          (193)        (291)          686
                                                                 ------           ----         ----           ---
       Expense of deferred income and social
          contribution taxes                                           -             -      (19,973)      (20,609)
                                                             ===========   ===========       ======        ======


       Tax credit per balance sheet:                             09/30/04      06/30/04      09/30/04       06/30/04
       ----------------------------                              --------      --------      --------       --------

       Tax loss carryforwards - Income tax                       45,925        42,527       155,774       153,362
       Tax loss carryforwards - Social contribution tax          14,666        13,517        54,006        55,209
                                                                 ------        ------      --------      --------
                                                                 60,591        56,044       209,780       208,571
       Tax credits not recognized in accordance with
          CVM Instruction No. 371                               (20,585)      (16,038)      (26,501)      (23,853)
                                                                 ------        ------      --------      --------
       Total                                                     40,006        40,006       183,279       184,718
                                                                 ======        ======       =======       =======


     (*) The income tax legislation allows companies operating in the energy infrastructure sector to reduce the amount of income tax due on investments in installed capacity expansion projects, according to article 2, Item I of Decree No. 4213/2002.

          Subsidiaries Saelpa and CELB have filed a request with the Northeast Development Agency (ADENE), formerly SUDENE, for this tax benefit and obtained authorization for reduction of income tax and surtaxes, starting in 2003, through appraisal reports No. 112/2004 and 113/2004 (for Saelpa) and 094/2004 (for CELB). The reduction of income tax and surtaxes, due by the subsidiaries, related to 2003 and the nine-month period ended September 30, 2004, amounted to R$5,606 for Saelpa and R$1,414 for CELB, which were recorded as capital reserves in the subsidiaries' shareholders' equity. The subsidiaries' increase in assets was recorded by CFLCL as equity adjustment in the statement of income.

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     On July 1, 2002, CVM issued Instruction No. 371/02 establishing criteria for valuation and disclosure of deferred tax credits. In accordance with the provisions contained in said Instruction, the realization of tax credits, Company and Consolidated, is estimated as follows:

                                         Realization of tax credits (*)
                                         -------------------------------
          Estimated realization           Company         Consolidated
          ---------------------           -------         ------------

          2004                                     -              3,073
          2005                                   200             21,600
          2006                                 2,500             27,500
          2007                                 4,500             34,600
          2008                                 7,000             38,200
          2009                                 9,000             27,069
          2010                                11,200             11,200
          2011                                 5,606             20,037
                                             -------           --------
          Total recorded                      40,006            183,279
                                              ======            =======

     (*) Not reviewed by independent auditors.

     In 2002 the jointly-controlled subsidiary Usina Termeletrica de Juiz de Fora S.A. - UTEJF recognized income and social contribution tax credits totaling R$9,436, corresponding to the Company's interest in this subsidiary. The jointly-controlled subsidiary's losses were primarily due to the fact that approximately 50% of its installed capacity had not been acquired. Beginning 2003, UTEJF's total production had already been contracted, which, according to management's studies and projections, will enable the subsidiary to realize the tax credits recorded. Since December 31, 2003, the jointly-controlled subsidiary generated taxable income and was able to offset R$3,066 of the tax credit recorded in 2002.

     In accordance with CVM Resolution No. 273, CFLCL and its subsidiary Energipe recorded tax loss carryforwards and recorded tax credits only on the tax losses generated through June 30, 2002. As the tax losses generated thereafter did not meet the requirements of Instruction No. 371, no tax credits were recognized for the subsequent tax losses in the amounts of R$20,585 and R$26,501, Company and Consolidated, respectively, which, based on internal estimates, are expected to be realized starting 2011.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION                 09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

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14.  INVESTMENTS


                                                                   Company                        Consolidated
                                                             ------------------------         ------------------------
                                                            09/30/04         06/30/04        09/30/04        06/30/04
                                                            --------         --------        --------        ---------

          Investments in subsidiaries/affiliates            446,400          429,392             165             160
          (-) Provision for loss on investments              (2,857)              -                -               -
          Goodwill on acquisition of
             investments                                     33,920          34,143                -               -
          Investments stated at cost                         10,133          10,117           10,514          10,515
                                                           --------        --------           ------          ------
                                                            487,596         473,652           10,679          10,675
                                                            =======         =======           ======          ======


      Information on investments in subsidiaries is as follows:

                                                                                                     Cataguazes
               Energisa                      Multiagro   Teleserv   Telecabo   Mel Cabo   Cat-Leo       Serv.
                 S.A.    CENF   Multipar S.A.  Ltda.      S.A.(1)      S.A.       S.A.   Energia S.A. Aereos(2) 09/30/2004 9/30/2003
               -------   ----   ------------- --------   ---------   -------   --------  -----------   --------- --------- ---------

Capital       755,904  21,000     3,553         5,550   1,140        2,366         634        25,853        120
Number of
shares and
sharequotas
held
 (thousand):
 Common        18,991  57,509     3,531             -      38            9          14        58,150          8
 Preferred          -       -         1             -      75           20           2             -         79

Sharequotas         -       -         -         3,700       -            -           -             -          -
Interest (%)    50.07   59.47     99.96         66.67   99.10         99.73      99.42         99.99      72.80
Net
Income (loss)  21,811   3,223       236          (335)   (213)            -          -        18,719         24
Shareholders'
 equity
 (deficit)    744,241  43,044       925           569  (2,427)        2,331        536        43,835       226

               10,921   1,917       236          (223)   (211)            -          -        18,719         18   31,377    13,120
Equity in
subsidiaries
Investments   372,642  25,598       925           379       -         2,324        533        43,834        165   446,400  389,377

(1) The Company recorded a provision for shareholders' deficit in its subsidiary Teleserv S.A. in the amount of R$2,405 (R$2,267 in June 2004), in the account "Other payables" in long-term liabilities and R$2,857 related to investments in the subsidiaries Telecabo S.A and MCL Cabo S.A., under the caption "Investments".

(2) Affiliated Company - 20% of the voting capital and 72.8% of the total capital.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION                 09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

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15.  RELATED-PARTY TRANSACTIONS

     Company:

                                                                      09/30/04                  06/30/04
                                                                  -----------------------   ------------------------
                                                                  Assets      Liabilities   Assets      Liabilities
                                                                  ------      -----------   ------      ------------
      Financing
        Saelpa                                                          -          29,965          -         41,281
        Pbpart Ltda.                                                    -          40,429          -         29,986
        Pbpart SE 2 Ltda.                                               -          32,496          -         30,959
        Energipe                                                        -          19,671          -         33,322
        Energisa S.A.                                                   -           9,911          -          9,746
        CENF                                                            -           9,914          -          9,686
        Multipar S.A.                                                   -             103         16              -
        UTEJF                                                           -               -          -            807
        Gipar S.A.                                                      -             368          -            368
        Multisetor Ltda.                                                -               9          -              9
        Ivan M. Botelho                                                 -               8          -              8
        Fondelec                                                        -           1,059          -          1,059
        The Latin America Energy and Electricity
           Fund I, L.P.                                                 -           1,279          -          1,279
        Alliant Energy Holdings do Brasil Ltda.                                     8,715                     8,715
                                                                -----------    -----------     -----------  -----------
                                                                        -                          -
     Total                                                                        153,927         16        167,225
                                                                -----------    -----------     -----------  -----------
                                                                        -
     Advance for future capital increase:
        Multiagro Ltda.                                             2,271               -      2,182              -
        Teleserv S.A.                                              12,821               -     12,718              -
        Telecabo S.A.                                                   -               -      2,080              -
        MCL Cabo S.A.                                                   -               -        471              -
        Cat-Leo Energia S.A.                                      112,700               -    102,855              -
                                                                -----------    -----------  -----------  -----------
                                                                  127,792               -    120,306              -
                                                                -----------    -----------  -----------  -----------
      Total                                                       127,792         153,927    120,322        167,225
                                                                ===========    ===========  ===========  ===========
      Other related-party transactions:
        UTE JF (*)                                                      -          56,989           -        54,882
                                                                ===========    ===========  ===========  ===========


     (*) On September 30, 2004 the amounts of R$19,111 and R$5,651 are recorded under the caption "Suppliers", in current and long-term liabilities, respectively, and R$28,646 and R$3,581 are recorded under the caption "Loans and financing", in current and long-term liabilities, respectively.

The subsidiary Teleserv S.A. sells TV access by subscription and started operations in May 2001. It has reported losses because its level of operations has not been sufficient to bear its costs. Beginning 2004, Company's management has implemented a new product line to supplement the principal business activity of pay TV. Based on market projections, including the expected success of this new business segment, management believes that the subsidiary Teleserv S.A. will obtain positive results, which will enable it to recover the investment of R$12,821 (R$12,718 in June 2004) recorded as advance for future capital increase.

FEDERAL PUBLIC SERVICE
CVM-BRAZILIAN SECURITIES COMMISSION                    Corporate Legislation
ITR-QUARTERLY INFORMATION         09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

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     Consolidated:


                                                                                Consolidated liabilities
                                                                ---------------------------------------------------------
                                                                                                               Total
                                                                                                      -------------------
                                                                                       PBPART
                                                               CFLCL   UTEJF (*)       SE1 (*)        09/30/04    06/30/04

     Gipar S.A.                                                  368           -             -             368         368
     Multisetor Ltda.                                              9           -             -               9           9
     Ivan M. Botelho                                               8           -             -               8           8
     UTE-JF                                                        -           -             -               -         404
     Fondelec                                                  1,059           -             -           1,059       1,059
     The Latin America Energy and Electricity Fund I, L.P.     1,279           -             -           1,279       1,279
     Alliant Energy Holdings do Brasil Ltda.                   8,715      17,472       132,688         158,875     158,875
                                                               -----      ------       -------         -------     -------
     Total                                                    11,438      17,472       132,688         161,598     162,002
                                                              ======      ======       =======         =======     =======
     UTE-JF (**)                                              30,663           -             -          30,663      29,399
                                                              ======      ======       =======         =======     =======

      (*)   Advance for future capital increase.
      (**)  As of September 30, 2004, the amounts of R$11,102 and R$3,448 are recorded under the caption "Suppliers", in current and long-term liabilities, respectively, and R$14,323 and R$1,790 are recorded under the caption "Loans and financing", in current and long-term liabilities, respectively.

      Financing agreements originate from commercial and financial transactions carried out in the normal course of business and are subject to the average interest rate for borrowings from third parties. In the period ended September 30, 2004, this average rate was approximately CDI (interbank deposit rate) + 0.56% per month, the same rate for the quarter, except for balances with shareholders Gipar S.A., Multisetor Ltda., Ivan Muller Botelho, Fondelec, The Latin America Energy and Electricity Fund I, L.P. and Alliant Energy Holdings do Brasil Ltda., which refer to retained dividends and are recorded as interest-free loans.

      Advances for future capital increase are not subject to financial charges.

      Transactions:
      Company:


                                   Cia. de      Empresa                Usina
                                 Eletricidade  Energetica   Cat-Leo   Term. de                                          Total
                                   de Nova     de Sergipe  Energia    Juiz de           PBPart   PBPart                 -----
                          Saelpa   Friburgo       S.A.       S.A.      Fora      CELB   Ltda.     SE 2   Energisa 9/30/04 09/30/03
                          ------ ------------  ----------  --------   ---------  ----   ------   ------  -------- ------- --------

      Services rendered        566   5,366         544          237         79      527       -       -       -    7,319     6,709
      Purchase of electric
         energy                  -       -           -      (21,782)    (7,284)       -       -       -       -  (29,066)  (17,380)
      Equipment lease            -      36           -            -          -      116       -       -       -      152       106
      Financial  income          -
       (expense)            (5,017) (1,193)     (4,822)           -     (6,411)       -  (4,740) (4,881) (1,453) (28,517)  (29,927)
      Connection cost and
      use                        -     282           -          398        545       -       -       -        -    1,225       910


FEDERAL PUBLIC SERVICE
CVM-BRAZILIAN SECURITIES COMMISSION                       Corporate Legislation
ITR - QUARTERLY INFORMATION        09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


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      CFLCL provided services to its subsidiaries, in the administrative and support areas, as well as sales of software of its integrated corporate planning and management system. These transactions were carried out under the usual market conditions.

      These transactions are supported by credit facility agreements and were submitted to ANEEL's review and approval.


16. GOODWILL ON ACQUISITION OF INVESTMENTS


      The goodwill paid on the acquisition of CENF, Energipe, Saelpa and Celb is being amortized over the concession period based on a profitability curve projected for these subsidiaries. As of September 30, 2004, such goodwill amortization is estimated as follows:


           Amortization period                                Company           Consolidated
           -------------------                                -------           ------------
           2004 to 2005                                         1,423               24,253
           2006 to 2007                                         3,069               51,750
           2008 to 2009                                         4,295               63,804
           2010 to 2011                                         5,761               74,612
           2012 to 2013                                         6,457               82,852
           2014 and thereafter                                 12,915              593,814
                                                               ------              -------
           Total                                               33,920              891,085
                                                               ======              =======
           Classified as:
           Investments                                         33,920                    -
           Property, plant and equipment                            -              465,074
           Deferred charges                                         -              426,011
                                                               ------              -------
           Total                                               33,920              891,085
                                                               ======              =======

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


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17.      SUPPLIERS

                                                                          Company                 Consolidated
                                                                 -------------------           -----------------
                                                                09/30/04      06/30/04     09/30/04      06/30/04
                                                                --------      --------     --------      --------

      CURRENT LIABILITIES
      Eletric Energy Supply:
        Chesf                                                          -             -       94,355        93,344
        Furnas                                                     3,893         4,256        3,893         4,256
        Bilateral contracts                                       16,577        15,276       18,554        21,041
        Compensation portion -Gasmig/Petrobras                     9,949         9,812       13,766        13,518
        Free energy                                                  279             -       27,247        24,204
      Basic network usage                                            639           575        9,561         7,856
      Network connection                                               -             -          776           772
      Distribution system usage (CUSD)                               557           572        1,955         1,836
      Material and services                                        2,506         3,988       20,273        20,517
      Gasmig                                                           -             -        3,525         6,050
      Other                                                          119           279        1,600         2,326
                                                                  ------        ------      -------       -------
                                                                  34,519        34,758      195,505       195,720
                                                                  ------        ------      -------       -------
      LONG-TERM LIABILITIES
      Eletric Energy Supply:
        Bilateral Contracts                                        5,651         7,173        3,449         8,754
        Free Energy                                                    -             -       31,847        35,537
      Material and services                                            -             -       16,954        11,399
      Gasmig                                                           -             -        1,178         2,356
                                                                  ------        ------       ------        ------
                                                                   5,651         7,173       53,428        58,046
                                                                  ------        ------      -------       -------
      TOTAL                                                       40,170        41,931      248,933       253,776
                                                                  ======        ======      =======       =======

      COMPENSATION PORTION - GASMIG/PETROBRAS

      The natural gas purchase contract between the jointly-controlled subsidiary Usina Termeletrica de Juiz de Fora S.A. ("UTEJF") and Gasmig/Petrobras stipulates that the compensation portion, corresponding to annual exchange variations between the price adjustment periods, will be passed on to the gas tariff upon the subsequent annual adjustments. Likewise, legislation and rules governing the operations of thermoelectric power producers included in the Priority Thermoelectric Power Program
      (PPT) allow these producers to pass on to electric energy tariffs the impact of increase in costs resulting from said exchange variation.

      According to ANEEL, the amounts to be passed on to the distributors' electric energy tariffs depend on several aspects, such as: (a) the power plant that is a party to the energy purchase contract must be commercially operational; and (b) the data must be validated by the National Petroleum Agency (ANP), as required by Interministerial Ruling No. 234 of July 22, 2002.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


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As of September 30, 2004, the jointly-controlled subsidiary incurred costs, which have not yet been paid, related to the compensatory portion owed to Gasmig/Petrobras of R$13,766. This liability was recorded against a receivable from Cataguazes-Leopoldina distributors, that purchase energy from UTEJF. These distributors recognized the liability against the CVA account (prepaid expenses
- current assets).

As mentioned above, the passing on of the costs of the compensation portion to the electric energy tariff of the distributors CFLCL, CENF, Energipe, Saelpa and CELB depends on the validation of the calculations by ANP and final homologation of the CVA by ANEEL.

The Companies' management, based on prevailing legislation, understands that the balance owed by UTEJF to Gasmig/Petrobras will only be paid after the regulators approve the passing on of costs of the compensation portion to the distributors' tariffs.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

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

18. LOANS AND FINANCING
                                                                         Company                 Consolidated
                                                                -----------------------   ------------------------
                                                                09/30/04      06/30/04     09/30/04      06/30/04
                                                                ----------   ----------   ---------    -----------
    Interest of up to 7% p.a. and monetary restatement
       based on TJLP (Finame, Banese and BNDES)                     35,179       37,785     512,452        521,919
    Interest of 1% p.a. and monetary restatement based on
       Selic (BNDES)                                                 2,032        2,859      74,736         70,303
    Interest of up to 8% p.a. and Finel variation, RGR              13,420       13,758      21,270         22,241
       (Eletrobras)
    Interest of up to 10% p.a. and monetary restatement
       based on IGP-DI variation (Inergus)                               -            -      15,303         15,458
    Interest of 1% p.m. and monetary restatement based on TR
       variation (Funasa) and INPC + 0.7974 p.m.                         -            -       4,542          5,122
    Interest of up 15.39% p.a. above CDI (Banks: Mercantil,
       Rural, Schahin, ABC Brasil, HSBC, BBM, Brascan, BIC
       Banco, Santos, Sofisa, Bradesco, BVA, Banif Primus,
       BMC, Pine, Fibra, Guanabara and Daycoval)                    78,318       59,119     230,913        206,978
    Interest of 4.5% p.a. and monetary restatement based on
       UMBND variation (BNDES)                                           -            -      60,168         66,742
    Interest of 0.75% p.m. and monetary restatement based
       on TBF variation (Banese)                                         -            -       3,300          3,300
    Interest of up to 5% p.a. and monetary restatement
       above Selic (Banco BNL)                                       2,760        2,998       2,760          2,998
    In local currency, with interest of 102.5% p.a. of CDI
       variation (Banco Itau BBA S.A).                              50,244            -      50,244              -
    Interest of up to 6% p.a. and monetary restatement
         based on IGPM.                                                 -             -       1,355          1,290
                                                                  --------     --------    --------       --------
      Total local currency                                         181,953      116,519     977,043        916,351
      --------------------
      Interest of 7.255% p.a. and exchange variation
         (Unibanco and Banco Real)                                       -            -       8,340         10,361
                                                                  --------     --------    --------       --------
      Total                                                        181,953      116,519     985,383        926,712
                                                                  ========     ========    ========       ========

      Current portion                                              128,077       54,686     437,285        342,255
      Long-term portion                                             53,876       61,833     548,098        584,457


      Consolidated debt includes the financing obtained from BNDES:

      o R$54,687(R$54,982 in June 2004), obtained by Pbpart Ltda.,for acquisition of the controlling interest in CELB.

      o R$4,601(R$7,296 in June 2004), obtained by Pbpart SE 2 Ltda., and R$221,194 (R$222,396 in June 2004), obtained by Energipe,for acquisition of the controlling interest in Saelpa.

      o The subsidiary Energipe obtained the financing for operations from BNDES, in the amount of R$101,979 (R$104,090 in June 2004).

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


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      This financing is collateralized by the financed shares and all common and preferred shares of Companhia de Eletricidade de Nova Friburgo (CENF) held by CFLCL.

      Additionally, the agreements made by Pbpart Ltda., Energipe, Cat-Leo Energia S.A. and UTEJF with BNDES contain restrictive covenants which, in general, require the Companies to maintain certain financial ratios. Noncompliance with these covenants can result in the accelerated maturity of debts. As of September 30, 2004, the Companies were in compliance with the restrictive covenants.

      Financing obtained from other financial institutions is guaranteed by the revenues of the Company and its subsidiaries, in an amount equivalent to the balance of respective financing. Financing obtained from Finame, the Government Agency for Machinery and Equipment Financing, is guaranteed by the financed equipment.

      The agreements of Cat-Leo Energia S.A. and UTEJF also provide for maintenance of minimum amounts in a financial investment account linked to the payment of interest charges. As of September 30, 2004, the balance held for payment of interest to the BNDES, was reported under the caption "Marketable securities" in current assets, in the amount of R$16,123, in the consolidated balance sheet.

      As of September 30, 2004 the long-term financing matures as follows:

                                           Company               Consolidated
                                      ------------------      ------------------
      2005                                   10,184                  103,573
      2006                                   25,333                  190,257
      2007                                   10,086                  124,780
      2008                                      714                   22,724
      2009                                      714                   17,889
      After 2010                              6,845                   88,875
                                             ------                  -------
                                             53,876                  548,098
                                             ======                  =======

19. TAXES IN INSTALLMENTS


      On July 31, 2003, CFLCL and its subsidiaries CENF, Energipe, Cat-Leo, CELB and Saelpa adopted PAES, an installment payment plan for taxes established by Law No. 10684 of May 30, 2003, which allowed them to divide into up to 180 installments the payment of debts due until February 28, 2003 to the Federal Revenue Service, Office of the Attorney-General of the Public Finances, and National Institute of Social Security (INSS). CFLCL and its subsidiaries Energipe, CELB and Saelpa and UTEJF also entered into installment plans for their ICMS (state VAT) debts with the state governments.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


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      Maturities are as follows:

                                               Company       Consolidated
                                               -------       ------------
      Year
      2004 to 2005                               6,365            32,672
      2006                                       1,171            21,369
      2007                                       1,171            21,181
      After 2007                                 5,736           101,734
                                                ------           -------
      Total                                     14,443           176,956
                                                ======           =======
      Current portion                            5,285            26,318
      Long-term portion                          9,158           150,638

20.   CAPITAL AND DIVIDENDS - COMPANY

      Subscribed and paid-in capital is represented by 51,218,232,398 common shares, 82,392,170,239 Class A preferred shares and 253,492,770 Class B preferred shares, without par value. Class A preferred shares are nonvoting but have priority in the redemption of capital in the event of Company's liquidation and in the distribution of annual minimum dividends of 10%. Class B preferred shares are nonvoting but have priority in the distribution of annual fixed dividends of 6%.

      At a meeting held on May 25, 2000, the Board of Directors authorized the acquisition, to be held in treasury and later sold, of up to 200,000,000 common shares, 2,700,000,000 Class A preferred shares and 25,000,000 Class B preferred shares, issued by the Company. As of September 30, 2004, 173,697,043 common shares and 2,608,274,448 Class A preferred shares were acquired and are recorded under the captions "Treasury stock" in shareholders' equity in the amount of R$5,653.

      At the Extraordinary Shareholders' Meeting held on December 9, 2003, the following resolutions were approved by a majority of the Company's shareholders: 1) absorption of accumulated deficit by capital stock in the amount of R$74,358, based on the special balance sheet as of September 30, 2003, without any change in the number of shares; 2) right of preferred shares, regardless of class, to cumulative dividends related to fiscal years 2003 and 2004; and 3) possibility of using capital reserves to pay these cumulative dividends in the year in which profits are insufficient for this purpose.

      On April 30, 2004, the Annual Shareholders' Meeting approved, by majority vote, management accounts and the financial statements for the year ended December 31, 2003, among other.

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CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


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      The minority shareholders of FondElec Essential Services Growth Fund L.P.
      and The Latin America Energy and Electricity Fund I, L.P, each managed by FondElec Capital Advisors and Alliant Energy Holdings do Brasil, respectively, all signatories of the Shareholders' Agreement filed at this Company, initiated several suits to suspend the effects of the above-mentioned Extraordinary Shareholders' Meeting, and obtained favorable decisions on certain lawsuits at the lower court. The Company and its parent companies Gipar S.A. and Itacatu S.A. filed several appeals to restore the effects of these Extraordinary and Annual Shareholders' Meetings. These appeals were judged in favor of the appellants by the 18th Civil Court of the State of Rio de Janeiro and the 6th Panel, by the Associate Justice of the 2nd Section and the Special Agency of the Reporting Judge of the injunctions filed against the 6th Panel and against the Associate Justice of the 2nd Section of the Federal Regional Court of the 2nd Region, respectively, restoring in full the effectiveness of the resolutions made by the Extraordinary and Annual Shareholders' Meetings. If the final court decision denies the effectiveness of the Shareholders' Meeting resolutions, the recordings will have to be revised.

      Interim dividends, related to 2003, in the amount of R$16,723, approved by the Board of Directors' Meeting on March 29, 2004, were recorded as follows: R$5,297, paid since April 28, 2004, and R$11,426 as "Subsidiaries and related parties" in long-term liabilities, due to their subordination to the indenture of the 6th issuance of debentures of the Company.

      Based on the decision by the 6th Panel of the Federal Regional Court, 2nd Region, the decision suspending the payment of interim dividends was revoked, and effective April 28, 2004 the Company started paying dividends to the shareholders who did not subordinate their dividends to the indenture of the 6th issuance of debentures of the Company.

      In September 2004, the CVM Joint Committee also rendered the following decisions regarding the issues addressed in the appeals filed by the
      Company:

      - Allegation of loss of advantages of the Company's preferred shares as a result of the resolutions approved by the Extraordinary Shareholders' Meeting of December 9, 2003: The CVM Joint Committee decided by a majority vote in favor of the Company, stating that the resolutions approved by the Extraordinary Shareholders' Meeting on December 9, 2003 did not represent losses of the advantages or privileges of the Company's preferred shares. Thus, the CVM Joint Committee understands that the allegation was not substantiated to subject the resolutions of the December 9, 2003 Extraordinary Shareholders' Meeting to the preferred shareholders' ratification nor to grant to the preferred shareholders the withdrawal right.

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FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION                 09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


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      -  Use of accumulated deficit as of September 30, 2003 in the capital reduction approved at the Extraordinary Shareholders' Meeting of December 9, 2003 and subsequent effects on the financial statements for the year ended December 31, 2003: The CVM Joint Committee decided by a majority vote in favor of the Company, that is, there was no justification for the CVM to decide against the use of the accumulated deficit as of September 30, 2003 in the capital reduction approved at the Extraordinary Shareholders' Meeting on December 9, 2003.

      - Use of capital reserve to cover accumulated deficit: The CVM Joint Committee decided by a majority vote in favor of the Company, that is, the Company is not obligated to use the capital reserve to cover accumulated deficit.

      - Consequences of the capital reduction approved at the Extraordinary Shareholders' Meeting on December 9, 2003 at the Annual Shareholders' Meeting on April 30, 2004: As a result of the above-mentioned decisions, the CVM Joint Committee decided by a majority vote in favor of the Company, that is, the CVM concluded that there was no error in the resolution of the Annual Shareholders' Meeting.

      - Need for immediate restatement and republication of the financial statements of CFLCL for the year ended December 31, 2003: The Joint Committee decided by a majority vote that the financial statements reflect the acts and resolutions of the Company and that their immediate restatement could not be ordered because of their informative nature.

      - Recognition of nonoperating income in 2003 derived from the sale of Grapon S.A.: The CVM Joint Committee decided by a majority vote in favor of the Company, stating that the recording of the nonoperating income from the sale of Grapon S.A. in 2003 is not irregular.

      - Resolution of allocation of 2003 net income at the Annual Shareholders' Meeting on April 30, 2004: The CVM Joint Committee decided by a majority vote that the Company Relations Superintendency (SEP) should investigate if said resolution was really made.

      - Maintenance of the nominal value of preferred shares and pro rata temporis calculation of dividends on capital: The CVM Joint Committee decided by a majority vote that, after almost 20 years, it is not reasonable to change the prior understanding that the mere extinction of the nominal value of the preferred shares does not change the preferred share advantages nor entitles the preferred shareholders to withdraw. In addition, the CVM Joint Committee understood that the corporate law does not permit the pro rata temporis calculation of dividends on capital.

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CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION                 09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


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        The Joint Committee understood that the decisions made are not detrimental to the exercise of the disciplinary activity, in an administrative process, proposed by CVM's proper agents, concerning the Company's resolutions, observing the parties' right of defense and the Joint Committee's final opinion.

21. ELECTRICITY SALES TO FINAL CONSUMERS


    a.  Company

                                              Not reviewed by independent auditors
                                        ------------------------------------------
                                        Number of consumers         MWh                       R$
                                        -------------------    -------------------    --------------------
                                         09/30/04  09/30/03    09/30/04   09/30/03    09/30/04    09/30/03
                                        ---------  --------    --------   --------    --------    --------

         Residential                      230,334   222,640     220,796    222,092      96,153      77,613
         Industrial                         3,280     3,248     221,972    242,119      49,435      44,269
         Commercial                        27,523    26,566      97,665     97,631      36,057      28,633
         Rural                             40,204    39,015      81,317     79,956      19,939      15,693
         Public sector:
            Federal                             44         42       229        222          86         168
            State                              390        382     4,831      4,700         763       1,259
            Municipal                        2,420    2,371      10,175      9,898       4,735       2,940
         Public lighting                       229        217    44,209     43,966       9,628       7,395
         Public service                        498        466    22,587     23,501       5,372       4,426
         Own consumption                       133        138     1,651      1,550           -           -
                                        ----------   --------  --------  ---------     -------     -------
                                           305,055    295,085   705,432    725,635     222,168     182,396
         Electric energy supply                  -          -    84,828      9,735       3,179      (1,343)
         Unbilled sales (net)                    -          -    (3,958)    (3,279)       (537)        560
         Other billed services                   -          -         -          -      16,429      12,494
                                        ----------   ---------  --------   -------   ---------     --------
         Total                             305,055    295,085   786,302    732,091     241,239     194,107
                                        ==========   =========  ========   =======   =========     ========


         The electric energy supply shown above includes ICMS (state VAT) in the amount of R$45,337 (R$38,407 as of September 30, 2003).

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ITR - QUARTERLY INFORMATION                 09/30/2004
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

b.      Consolidated

                                            Not reviewed by independent auditors
                                        ----------------------------------------
                                        Number of consumers         MWh                       R$
                                        -------------------    -------------------    --------------------
                                         09/30/04  09/30/03    09/30/04   09/30/03    09/30/04    09/30/03
                                        ---------  --------    --------   --------    --------    --------

         Residential                    1,538,068 1,486,781     1,308,392     1,269,611       445,175     350,999
         Industrial                        11,423    11,633     1,405,623     1,574,198       246,653     221,914
         Commercial                       133,537   129,321       649,911       633,573       204,607     159,531
         Rural                            114,949   102,205       228,865       214,026        42,441      32,058
         Public sector:
            Federal                           713       688        43,234        40,955        17,482      13,540
            State                           7,151     6,965        67,561        64,178        19,651      15,950
            Municipal                      12,602    12,292        65,536        61,850        16,010      11,585
         Public lighting                    1,311     1,225       254,999       253,491        44,029      35,632
         Public service                     1,610     1,638       229,939       240,892        39,495      32,607
         Own consumption                      324       314         6,271         6,242             -           -
                                        --------- ---------     ---------       -------     ---------     -------
                                        1,821,688 1,753,062     4,260,331     4,359,016     1,075,543     873,816
         Electric energy supply                 7         8       639,481       199,546        59,714      33,496
         Unbilled sales (net)                   -         -       (24,332)      (15,794)       (2,269)      1,690
         Other billed services                  -         -             -             -        48,716      16,272
                                        --------- ---------     ----------    ----------    ----------    -------
         Total                          1,821,695 1,753,070     4,875,480     4,542,768     1,181,704     925,274
                                        ========= =========     =========     =========     =========     =======


         (*) Sum of CFLCL, Energipe, CELB, Saelpa and CENF consumers.

         The electric energy supply shown above includes ICMS (state VAT) in the amount of R$213,614 (R$168,541 as of September 30, 2003).

22.   MANAGEMENT REMUNERATION

      For the nine-month period ended September 30, 2004, personnel expenses include management remuneration in the amount of R$575 (R$632 as of September 30, 2003) for the Company, and R$3,132 (R$2,793 as of September 30, 2003) on a Consolidated basis.

23.   ACCRUAL FOR CONTINGENCIES

      The balance of the accrual for contingencies of R$2,677 (R$97,835 - Consolidated) takes into consideration management's estimate of probable losses, as well as the legal counsel's opinion, and other information as of the date of review of the quarterly financial information, which is consistent with the procedure adopted at 2003 yearend. For ongoing litigation, the Company and subsidiaries have escrow deposits amounting to R$522 (R$54,453 - Consolidated).

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ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


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     The accrual for contingencies is composed of:

                               Company                    Consolidated
                          ----------------------      ----------------------
     Contingencies        09/30/04      06/30/04      09/30/04      06/30/04
                          --------      --------      --------      --------
     Labor                     769           756        42,221        39,063
     Civil                   1,308         1,508        33,493        33,438
     Tax                       600         1,484        22,121        27,458
     Total                   2,677         3,748        97,835        99,959



24.  FINANCIAL INSTRUMENTS (CVM INSTRUCTION No. 235/95)

     As of September 30, 2004, the Company has exchange swap operations in the amount of US$17.4 million, subject to exchange variation plus 3% per year. This swap contract limits the financial charges to 102.5% per year of the CDI (interbank deposit rate) variation. As of September 30, 2004, these exchange swap operations had a positive result of R$331, Company and Consolidated.

     Other financial instruments are recorded in the balance sheet accounts at their fair values.

     For the nine-month period ended September 30, 2004, the Company and its subsidiaries did not have derivative instruments.


25.  SUPPLEMENTARY RETIREMENT AND PENSION PLANS

     The Company and its subsidiaries CENF, Energipe, Saelpa, and CELB sponsor supplementary retirement and pension plans for their employees, either defined contribution (CFLCL and CENF) or defined benefit (Energipe, Saelpa, and CELB). Defined benefit plans are evaluated on an actuarial basis at each yearend, aiming at checking whether contributions are sufficient to set up reserves required to meet current and future payment commitments.

     For the nine-month period ended September 30, 2004, plan sponsorship expenses were R$332 for the Company and R$6,308 on a Consolidated basis.

     The retirement and pension plans sponsored by Energipe and Saelpa recorded, as of September 30, 2004, an estimated actuarial deficit of R$23,852 (R$3,536 in current liabilities and R$20,316 in long-term liabilities) and R$26,647 (R$4,245 in current liabilities and R$22,402 in long-term liabilities), respectively. For consolidated, the amount of R$7,781 is recorded in current liabilities and R$42,718 in long-term liabilities.

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FEDERAL PUBLIC SERVICE
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ITR - QUARTERLY INFORMATION          09/30/2004
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26. ELECTRIC ENERGY CONCESSION

      CFLCL and its subsidiaries entered into a concession contract for generation and distribution of electric energy with ANEEL, renewable for the same concession period. This contract has the following characteristics:

     Company     Date of contract      Period of concession   End of concession
     -------     -----------------     --------------------   -----------------

     CFLCL           06/18/1999              20 years             07/07/2015
     CENF            06/18/1999              20 years             07/07/2015
     Energipe        11/23/1997              30 years             11/23/2027
     CELB            02/04/2000              30 years             02/04/2030
     Saelpa          01/15/2001              30 years             01/15/2031


27.  NEW MODEL FOR THE ELECTRIC ENERGY SECTOR

     At the end of 2003, the Ministry of Mines and Energy (MME) disclosed the bases for a comprehensive institutional reform in the Brazilian electric energy sector. The main changes in the institutional environment were defined by Executive Acts No. 144 and No. 145, signed, on March 15, 2004, into Laws No. 10,848 and No. 10,847, respectively, mainly the following:

     o  Transfer of several responsibilities from ANEEL to MME;

     o Creation of the Energy Research Company (EPE), the Power System Monitoring Committee (CMSE) and the Electric Power Trade Board (CCEE) which, in summary, will centralize planning, monitoring over the expansion of generation and transmission activities, and market management;

     o Definition of new rules for the trade of electric energy among market participants, mainly the following: increase in electric energy supply through competition (bid for new generation projects); coexistence of two contracting environments: free (ACL) and regulated
        (ACR); orientation of distribution activities only as regards the network service and sale of energy to captive consumers (it is mandatory to meet 100% of their electric energy requirements); restriction for distributors to sign new agreements for purchase and sale of electric energy; and new rules for free energy consumers.

     To date, significant definitions are still pending regulation through decrees, administrative rulings and/or resolutions. Management is still evaluating the possible impacts of these laws on the operations of the Company and its subsidiaries.

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28.  TRANSLATION OF THE REPORT ORIGINALLY ISSUED IN PORTUGUESE

As discussed in Note 2, the accompanying quarterly financial information is presented on the basis of Brazilian accounting practices. Certain accounting practices of the Company and its subsidiaries that conform to those accounting practices in Brazil may not conform to accounting principles generally accepted in other countries.

                                       35
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ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


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Highlights for the third quarter of 2004 are as follows:



Consolidated gross revenue from sale and/or services exceeds R$1.1 billion in nine months


Although Cataguazes-Leopoldina companies' consolidated electricity sales to final consumers were 2.3% lower in the first nine months of 2004 compared to the same period of last year, consolidated gross revenue from sale and/or services of CFLCL was 27.7% higher, amounting to R$1,181,704 thousand (R$241,239 thousand for the Company).

Cat-Leo Energia and Saelpa, which reported revenues of R$66,256 thousand and R$416,768 thousand, respectively, obtained the best performance, with growth of 51.6% and 33.3% in revenues. Please note that the tariff increases approved by ANEEL have not yet been fully reflected in revenues between January and September 2004, principally the tariff increase of Saelpa, which occurred on August 28, 2004.

The table below shows the tariff increases of Cataguazes-Leopoldina distributors in 2004 and starting dates, as well as the companies' revenues for each quarter:


     Company             % tariff increase          Effective
     -------             -----------------          ---------

     CELB                       18.4                02/04/2004
     Energipe                   14.0                04/22/2004
     CFLCL                      17.0                06/18/2004
     CENF                       21.6                06/18/2004
     Saelpa                     11.0                08/28/2004

---------------------------------------------------------------------


                Gross Revenue from Sales and/or Services in 2004
                                (thousands of R$)


                                                                                                   CFLCL Consolidated
                                                                                                   ------------------
           Description           CFLCL      CENF    Energipe     CELB     Saelpa     Cat-Leo (**)      Total     Variation % (*)
           -----------           -----      ----    --------     ----     ------     ------------      -----     ---------------

1st quarter                     75,945    20,213    112,805     25,984   141,333       19,505          384,309     + 34.9
2nd quarter                     76,522    21,244    118,411     27,641   137,422       23,531          392,317     + 27.8
3rd quarter                     88,772    26,102    116,158     26,515   138,013       23,220          405,078     + 21.5

9-month period ended 09/30/04  241,239    67,559    347,374     80,140   416,768       66,256          1,181,704   + 27.7
Variation for the 9-month
period ended 09/30/04 (*)       + 24.3    + 32.4     + 21.6     + 23.4    + 33.3       + 51.6            + 27.7

------------------------------
(*)  Compared to the same period of 2003.
(**) Consolidated. Cat-Leo Energia is one of the owners of Usina Termeletrica de Juiz de Fora.

                                       36
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Electric energy market: Consolidated total electricity sales (4,875 GWh) of
Cataguazes-Leopoldina (CFLCL) and its subsidiaries CENF, Energipe, CELB, Saelpa, Cat-Leo Energia and UTE de Juiz de Fora between January and September 2004 increased 7.3% in relation to the same period last year. This performance is principally due to the energy trading in the Wholesale Energy market (MAE), since electricity sales in the market of Cataguazes-Leopoldina companies decreased 2.3% (2.8% in the concession area of CFLCL) in the same period. This decrease was primarily due to the loss of four free consumers (impact of 242
GWh) - one from the concession area of CFLCL and three from the subsidiary Energipe. However, the companies began to charge consumers for the use of the distribution system, thus minimizing the financial impact of the loss of consumers.

It should be noted that, considering in the energy balance sheet of CFLCL the energy demand from said free consumers in the retail market, the consolidated energy consumption in the concession areas of Cataguazes-Leopoldina companies shows a significant increase of 4.5% in the first nine months of 2004 in relation to the demand for the same period of 2003. The table below shows the energy market behavior for the first three quarters of 2004, with and without free consumer effects:

                              Energy Market in 2004
                                    (in GWh)

                                                                             9-month
                                                                              period       Variation % -
                                          1st         2nd        3rd          ended     9-month period ended
 Description                             quarter     quarter    quarter      09/30/04       09/30/04 (*)
 ---------------------------------------------------------------------------------------------------------------

 CFLCL (Company)
 . Retail market (without free              232         235        238          705              - 2.8
   consumer)
 . Retail market (with free                 251         255        258          764               +4.5
   consumer)
 . Total (without free consumer)            294         235        257          786               +7.4
 CENF
 . Retail market                             69          70         72          211              + 1.3
 . Total                                     79          80         81          240              + 2.9
 Energipe
 . Retail market (without free              421         421        378        1,220             - 11.4
   consumers)
 . Retail market (with free                 478         492        492        1,462              + 6.2
   consumers)
 . Total (without free consumers)           516         444        452        1,412              - 8.2
 CELB
 . Retail market                            133         134        136          403              + 3.7
 . Total                                    139         134        136          409              - 1.9
 Saelpa
 . Retail market                            571         572        578        1,721              + 3.7
 . Total                                    601         584        583        1,768              + 2.7
 CFLCL Consolidated
 . Retail market (without free            1,426       1,432      1,402        4,260              - 2.3
   consumers)
 . Retail market (with free               1,502       1,523      1,537        4,562              + 4.5
   consumers)
 . Total (without free consumers)         1,688       1,582      1,605        4,875              + 7.3

------------------------------------------------
   (*) Compared to the same period of 2003

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ITR - QUARTERLY INFORMATION          09/30/2004
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Increase in cash flow boosts improvement in result


Cash flow of all distributors improved in the third quarter of 2004 (three months): in the third quarter of 2004, the cash flow (EBITDA) of Cataguazes-Leopoldina distributors improved significantly in relation to the prior quarter. CENF, CFLCL and CELB, which reported EBITDA in the amount of R$3,619 thousand, R$16,937 thousand and R$5,034 thousand, respectively, obtained the best performance, with growth of 110.9%, 89.5% and 54.9% in their cash flow.

In the first nine months of 2004, the consolidated cash flow (EBITDA) of CFLCL grew 21.9%, totaling R$239,259 thousand (R$37,354 thousand - CFLCL), which represents a consolidated margin of 27.8%. Individually, the best performance was obtained by CENF, Cat-Leo Energia and CELB, with growth in EBITDA of 103.3%, 92.8% and 82.4%, respectively, in the nine-month period. Despite said performance, EBITDA was affected by several accruals for contingencies and allowances for doubtful accounts, principally from public sector debtors that had difficulties in fulfilling their commitments. Consequently, in the first nine months of 2004, the Cataguazes-Leopoldina distributors recorded provisions in the amount of R$21,442 thousand (Consolidated), against a reversal of accrual for contingencies and allowance for doubtful accounts in the amount of R$7,854 thousand in the same period last year. Excluding the effects of accruals recognized in the first nine months of 2004 and including applicable additions, the consolidated cash flow (adjusted EBITDA) would be R$283,979 thousand, which represents growth of 36.5% in relation to the same period of 2003.

                           Cash Flow (EBITDA) in 2004
                                (thousands of R$)

                                                                                                 CFLCL Consolidated
                                                                                               -------------------------
          Description          CFLCL      CENF     Energipe      CELB    Saelpa   Cat-Leo (**)  Amount  Variation % (*)
 --------------------------   ---------  --------  ---------     ------  ------   ------------- ------- ---------------
 1st quarter                   11,479     1,281      29,336       5,075  26,515      11,476     85,822     + 24.8
 2nd quarter                    8,938     1,716      23,446       3,249  16,026      14,827     68,197      + 7.5
 3rd quarter                   16,937     3,619      30,984       5,034  17,689      10,797     85,240     + 33.2

 9-month period ended          37,354     6,616      83,766      13,358  60,230      37,100    239,259     + 21.9
 09/30/04
 Adjusted EBITDA for
 9-month period                42,307     8,483      91,707      16,723  86,713      37,100    283,979     + 36.5

----------------------------------------
(*) Compared to the same period of 2003.
(**) Consolidated. Cat-Leo Energia is one of the owners of Usina Termeletrica de Juiz de Fora.
EBITDA = Income from Electricity Services + Depreciation
Adjusted EBITDA = Income from Electricity Services + Depreciation + Applicable Additions +/- Provisions

Subsidiaries' result grows 139.2%: as a result of the operating performance of the electric generation companies Cat-Leo Energia and Usina Termeletrica de Juiz de Fora (jointly controlled), and distribution companies CENF, Energipe, CELB and Saelpa, in the first nine months of 2004 Cataguazes-Leopoldina recorded an equity gain in direct and indirect subsidiaries in the amount of R$31,377 thousand, i.e., 139.2% greater than in the same period last year (R$13,120 thousand).

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


--------------------------------------------------------------------------------
       00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA       19.527.639/0001-58
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
05.01 - COMMENTARY ON THE QUARTERLY PERFORMANCE OF THE COMPANY
--------------------------------------------------------------------------------

    This equity by company is as follows:

                             Equity in Subsidiaries
                                (thousands of R$)


                                     Net income (loss)                        Equity in subsidiaries
                         ---------------------------------------------------------------------------------------
  Company                 First nine months     First nine months     First nine months    First nine months
                               of 2004               of 2003               of 2004              of 2003
----------------------------------------------  --------------------  -------------------  ---------------------
  Energisa (*)                  21,811                   836               10,921                  419
  CENF                           3,223                   663                1,917                  394
  Cat-Leo Energia (**)          18,719                13,236               18,719               13,234
  Other                          (288)               (1,011)                (180)                (927)

   Total                             -                     -               31,377               13,120
------------------------------
   (*) Direct Parent Company of Energipe and Indirect Parent Company of CELB and
       Saelpa.
  (**) One of the owners of Usina Termeletrica de Juiz de Fora.

Cataguazes-Leopoldina reduced its consolidated loss by 61% (59% - CFLCL) in 9 months: as a result of the improvement in performance mentioned above, Cataguazes-Leopoldina recorded, in the quarter from July to September 2004, a consolidated negative result of R$908 thousand, against a consolidated loss of R$8,395 thousand in the same quarter of 2003. Consequently, CFLCL's consolidated negative result for the first nine months of 2004 was 61% smaller than that of the same period of 2003. The consolidated loss for the first nine months of 2004 was R$12,808 thousand (R$13,963 thousand - CFLCL), against a loss of R$33,042 thousand (R$34,317 thousand - CFLCL) in the same period of 2003.

It is important to note that the consolidated result of CFLCL for this year is affected by the aforementioned accruals for contingencies and allowances for doubtful accounts, in the amount of R$21,442 thousand (R$2,123 thousand - CFLCL) and provisions for write-off of investments in pay TV (MCL Cabo e Telecabo), in the amount of R$2,857 thousand, recorded in CFLCL as nonoperating expenses.

                           Loss for the first 9 months
                                (thousands of R$)

                                  Company                 Consolidated
                                  -------                 ------------

   Net loss                 2004           2003        2004            2003
   --------                 ----           ----        ----            ----

   1st quarter           (4,861)        (16,005)    (4,477)        (15,570)

   2nd quarter           (7,809)        (9,512)     (7,423)         (9,077)

   3rd quarter           (1,293)        (8,800)       (908)         (8,395)

   9-month period        (13,963)       (34,317)   (12,808)        (33,042)

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


--------------------------------------------------------------------------------
       00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA       19.527.639/0001-58
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--------------------------------------------------------------------------------
05.01 - COMMENTARY ON THE QUARTERLY PERFORMANCE OF THE COMPANY
--------------------------------------------------------------------------------

The rating agencies revised the credit rating of Cataguazes-Leopoldina companies. SR Rating reviewed Cataguazes-Leopoldina's corporate credit rating and upgraded it to "brA", and Standard & Poors confirmed the "brBBB+" corporate credit rating.

The aforementioned events, coupled with the interest rate stability, have contributed to a gradual reduction in debt spreads and a consequent improvement in cash flow and operating result of Cataguazes-Leopoldina companies. An improvement in Cataguazes-Leopoldina's consolidated financial-economic indicators is also noted. In the first nine months of 2004, consolidated financial expenses decreased by 18% in relation to the same period of 2003, from R$236,258 thousand to R$192,588 thousand. Adjusted EBITDA/financial expenses ratio increased from 0.9x as of September 30, 2003 to 1.5x as of September 30, 2004.

Despite this favorable condition, management is endeavoring to improve the capital structure of Cataguazes-Leopoldina companies, seeking a way of reducing even more the costs of current debts and, consequently, extending payment terms. This, coupled with the cash generated from operations, should be sufficient to ensure adequate liquidity and thus substantially reduce the need for rescheduling liabilities.

The following are financial, commercial and performance indicators (Company and Consolidated) of CFLCL and its subsidiaries as of September 30, 2004:



                                           CFLCL     CENF     Energipe    CELB     Saelpa   Cat-Leo (*)  Consolidated

 Data
 ----
 Number of employees                          697       88        813       198     1.465         454          3.779
 Number of consumers (thousand)               305       81        446       134       855           -          1.822
 GWh sold to retail market                    705      211      1.220       403     1.721           -          4.260

 Financial data (thousands of R$)
 Total assets                             977,584   90,685   1,290,665  107,627   751,094     364,172      2,949,018
 Cash and cash equivalents                 43,366    1,397     12,675     7,271    17,891      20,379        103,825
 Indebtedness (**)                        407,017    8,843    407,970    21,803   109,043     148,072      1,145,924
 Shareholders' equity + Minority
 interests (***)                          330,483   43,044    702,238    30,796   186,785      43,835        826,775
 Gross revenue from sales and/or
 services                                 241,239   67,559    347,374    80,140   416,768      66,256      1,181,704
 Net revenue from sales and/or services   172,067   45,621    251,004    61,396   306,063      61,794        859,838
 Income from operations                    26,974    4,673     73,406    10,982    46,614      32,583        195,626
 Financial expenses, net                 (69,230)     (21)   (48,468)   (3,829)  (18,626)     (8,080)      (146,665)
 Net income (loss)                       (13,963)    3,223     22,934     4,504    19,332      18,719       (12,808)
 Cash flow (EBITDA)                        37,354    6,616     83,766    13,358    60,230      37,100        239,259
 Adjusted cash flow (adjusted EBITDA)      42,307    8,483     91,707    16,723    86,713      37,100        283,979
 EBITDA / net revenue (%)                    21.7     14.5       33.4      21.8      19.7        60.0           27.8
 Adjusted EBITDA / net revenue (%)           24.6     18.6       36.5      27.2      28.3        60.0           33.0

-------------------------------------------
(*) Consolidated - Cat-Leo Energia is one of the owners of Usina Termeletrica de
    Juiz de Fora, with consolidated Sales of 456 GWh in the first nine months of 2004.
(**) Indebtedness = Loans and financing + Debentures - Regulatory assets
(***) Include R$260,121 thousand and R$12,000 thousand in the shareholders' equity of Energipe and CELB, related to advance for future capital increase of their Parent Companies Energisa S.A. and Pbpart Ltda., respectively.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


--------------------------------------------------------------------------------
       00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA       19.527.639/0001-58
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
05.01 - COMMENTARY ON THE QUARTERLY PERFORMANCE OF THE COMPANY
--------------------------------------------------------------------------------

Consolidated investments exceed R$127 million

In the first nine months of 2004, CFLCL and its subsidiaries CENF, Cat-Leo Energia, Usina Termeletrica de Juiz de Fora, Energipe, CELB and Saelpa invested R$127,151 thousand (R$153,790 thousand in the same period of 2003) in the maintenance and improvement of their electric systems.

                   Investments for the nine-month period ended
                               September 30, 2004

                                                                                                          Variation in
                                                                                                        relation to the
Amounts in thousands of R$              CFLCL(*)        CENF    Energipe     CELB     Saelpa  Total          first
                                        --------        ----    --------     ----     ------  -----
                                                                                                        9 months of 2003
                                                                                                        ----------------

.. Generation                              45,364          3          60         -         -     45,427        - 52%

.. Transmission, Distribution and          11,739      3,388      12,751     3,519    50,327     81,724        + 38%
  Other

Total                                     57,103      3,391      12,811     3,519    50,327    127,151        - 17%

Variation in relation to the first 9       - 47%      + 25%       - 26%      + 6%    + 127%      - 17%
months of 2003

______________________________________
(*) Includes investments in generation of Cat-Leo Energia (R$43,405 thousand) and Usina Termeletrica de Juiz de Fora (R$119 thousand).


The main investments in the period were in the construction of the Ivan Botelho III power plant, which will have a production capacity of 120 GWh per year (24.4
MW); the construction work is in the final stage. Generation plant commissioning tests and reservoir filling are scheduled to begin at the end of November, with two machines in full operation next December. The construction of the spillway and water supply system has been finished and 95% of the services for assembly of watergates, forced ducts and earth dam have been completed. The assembly of the substation has also been completed. This is the last of the five power plants included in the Cataguazes-Leopoldina generation project, whose construction work was started at the same time in the middle of 2002 and is yet to be completed.

Presently, the energy generation system of Cataguazes-Leopoldina is composed of 19 power plants (total installed capacity of 105 MW and annual production of 525
GWh) and 50% of a thermoelectric power plant (Usina Termeletrica de Juiz de Fora, of 87 MW, with production capacity of 670 GWh per year).

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


--------------------------------------------------------------------------------
       00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA       19.527.639/0001-58
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
05.01 - COMMENTARY ON THE QUARTERLY PERFORMANCE OF THE COMPANY
--------------------------------------------------------------------------------

Performance of shares on Bovespa (Sao Paulo Stock Exchange)


In the first nine months of 2004, CFLCL's class "A" preferred shares, with higher liquidity, appreciated 9.1% on Bovespa, against a 0.4% fall of the IEE (electric energy sector index). At the end of September, CFLCL's class "A" preferred shares were quoted on Bovespa at 53% of their book value, equivalent to R$2.52 per thousand shares.



                                                                 The Management.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                      Corporate Legislation
ITR - QUARTERLY INFORMATION        09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                                                     3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA                                  19.527.639/0001-58
-----------------------------------------------------------------------------------------------------------

06.01 - CONSOLIDATED BALANCE SHEET ASSETS THOUSAND REAIS

1 - CODE             2 - DESCRIPTION                                      3-09/30/2004      4-06/30/2004
1                    Total assets                                               2,949,018         2,900,016
1.01                 Current assets                                               579,854           556,738
1.01.01              Cash on hand                                                 103,825            86,287
1.01.01.01           Cash and banks                                                43,594            29,126
1.01.01.02           Marketable securities                                         60,231            57,161
1.01.02              Credits                                                      345,029           332,488
1.01.02.01           Accounts receivable from Clients/Consumers                   293,110           283,645
1.01.02.02           Notes and other accounts receivable                           69,071            64,019
1.01.02.03           Renegotiated receivables                                       8,773             8,345
1.01.02.04           Extraordinary tariff recovery                               (73,230)            45,324
1.01.02.05           (-) Allowance for doubtful accounts                           47,305          (68,845)
1.01.03              Stocks Inventory                                               2,377             2,326
1.01.04              Other                                                        128,623           135,637
1.01.04.01           Recoverable taxes                                             50,457            59,424
1.01.04.02           Low-Income Consumers                                          13,278            13,737
1.01.04.03           Prepaid expenses                                              57,499            50,839
1.01.04.04           Other                                                          7,389            11,637
1.02                 Long term assets                                             523,360           509,159
1.02.01              Miscellaneous credits                                        218,147           222,540
1.02.01.01           Accounts receivable from Clients/Consumers                    40,356            35,478
1.02.01.02           Notes and other accounts receivable                           37,764            38,353
1.02.01.03           Renegotiated receivables                                      60,881            61,462
1.02.01.04           Extraordinary tariff recovery                                 86,700            94,577
1.02.01.05           (-) Allowance for doubtful accounts                          (7,554)           (7,330)
1.02.02              Credits with Affiliated Persons                                    0                 0
1.02.02.01           Credits with Affiliated Companies                                  0                 0
1.02.02.02           Subsidiaries                                                       0                 0
1.02.02.03           Other related entities                                             0                 0
1.02.03              Others                                                       305,213           286,619
1.02.03.01           Judicial deposits                                             54,453            48,281
1.02.03.02           Tax credits                                                  183,279           184,718
1.02.03.03           Recoverable taxes                                             13,720            11,591
1.02.03.04           Emergency Energy Rationing Program                             7,476             7,855
1.02.03.05           Others                                                        46,285            34,174
1.03                 Permanent assets                                           1,845,804         1,834,119
1.03.01              Investments                                                   10,679            10,675
1.03.01.01           Holdings in affiliates                                        10,144            10,139
1.03.01.02           Holdings in subsidiaries                                           0                 0
1.03.01.03           Other investments                                                535               536
1.03.02              Fixed assets                                               1,402,587         1,390,329
1.03.02.01           Hydraulic Production                                         254,133           253,194
1.03.02.02           Transmission System associated to Production                  24,004            24,000
1.03.02.03           Distribution of Lines/ Nets/Substations                    1,033,882         1,021,527
1.03.02.04           Sales                                                         16,170            16,170
1.03.02.05           Administration                                                92,863            91,415
1.03.02.06           Current fixed assets                                         151,534           126,642
1.03.02.07           (-) Accumulated Depreciation                               (461,380)         (453,317)
1.03.02.08           Premium in incorporated company                              465,074           467.732
1.03.02.09           (-)Goodwill premium amortization
1.03.02.10           (-) Special Obligations                                    (170,836)         (157,034)
1.03.02.11           (-)  Investment depreciation provision                       (2,857)
1.03.03              Deferred                                                     432,538           433,115
1.03.03.01           Goodwill premium at investments                              426,011           427,117
1.03.03.02           Software Acquisition Costs                                     8,361             7,578
1.03.03.03           (-) Accumulated Amortization                                 (1,834)           (1,580)

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION        09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                                                     3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA                                  19.527.639/0001-58
-----------------------------------------------------------------------------------------------------------

06.02 - CONSOLIDATED BALANCE SHEET LIABILITIES (THOUSAND REAIS)

1 - CODE             2 - DESCRIPTION                                      3-09/30/2004      4-06/30/2004
2                    Total liabilities                                          2,949,018         2,900,016
2.01                 Current liabilities                                          904,643           803,336
2.01.01              Loans and financing                                          437,285           342,255
2.01.02              Debentures                                                    99,955            97,282
2.01.03              Suppliers                                                    195,505           195,720
2.01.04              Taxes, fees and contributions                                104,379           105,351
2.01.04.01           VAT (ICMS) payable                                            25,526            30,191
2.01.04.02           Social charges payable                                         2,761             3,227
2.01.04.03           Income tax and social contributions payable                   14,976            12,054
2.01.04.04           Social contribution (PIS / Cofins) payable                    32,416            29,603
2.01.04.05           Income tax withheld at the source                              1,163             1,256
2.01.04.06           Taxes payments                                                26,318            28,322
2.01.04.07           Others                                                         1,219               698
2.01.05              Dividends payable                                                  0                 0
2.01.06              Provisions                                                    13,269            11,416
2.01.06.01           Provisions for vacations and salaries                         13,269            11,416
2.01.07              Debt owed to affiliates                                            0                 0
2.01.08              Others                                                        54,250            51,312
2.01.08.01           Salaries payable                                               1,414             1,327
2.01.08.02           Consumer charges payable                                       9,800             8,657
2.01.08.03           Interest on own capital payable                                1,946             2,327
2.01.08.04           Incumbency of debts                                            5,639             5,339
2.01.08.05           Low-Income Consumers                                           7,625             5,444
2.01.08.06           Others                                                        27,826            28,218
2.02                 Long term liability                                        1,217,600         1,278,462
2.02.01              Loans and financing                                          548,098           584,457
2.02.02              Debentures                                                   125,109           146,759
2.02.03              Provisions                                                         0                 0
2.02.04              Debt owed to affiliates                                      161,598           162,002
2.02.05              Others                                                       382,795           385,244
2.02.05.01           Suppliers                                                     53,428            58,046
2.02.05.02           Taxes payable                                                 28,626            30,027
2.02.05.03           Provision for actuarial deficit                               42,718            37,660
2.02.05.04           Taxes payments                                               150,638           151,378
2.02.05.05           Provisions for contingencies                                  97,835            99,959
2.02.05.06           Others                                                         9,550             8,174
2.03                 Results of future periods
2.04                 Minority participation                                       530,636           521,171
2.05                 Net equity                                                   296,139           297,047
2.05.01              Paid in capital                                              279,977           279,977
2.05.01.01           Common stocks                                                107,123           107,123
2.05.01.02           Preferred stocks A                                           172,324           172,324
2.05.01.03           Preferred stocks B                                               530               530
2.05.02              Capital reserve                                               30,729            30,729
2.05.02.01           Monetary correction of capital                                 9,837             9,837
2.05.02.02           Premium subscription of shares                                 6,057             6,057
2.05.02.03           Special monetary correction of capital                         4,175             4,175
2.05.02.04           Remuneration of fixed assets in progress                       6,386             6,386
2.05.02.05           Investment subsidy reserve                                     9,927             9,927
2.05.02.06           Treasury shares                                              (5,653)           (5,653)
2.05.03              Revaluation reserve                                                -                 -
2.05.03.01           Own assets                                                         -                 -
2.05.03.02           Subsidiaries/affiliates                                            -                 -
2.05.04              Profit reserve                                                     -                 -
2.05.04.01           Legal reserve                                                      -                 -

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION        09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

----------------------------------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                                                    3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA                                 19.527.639/0001-58
----------------------------------------------------------------------------------------------------------

06.02 - CONSOLIDATED BALANCE SHEET LIABILITIES (THOUSAND REAIS)

1 - CODE             2 - DESCRIPTION                                      3-09/30/2004      4-06/30/2004
2.05.04.02           Statutory reserve                                                  -                 -
2.05.04.03           Contingency reserve                                                -                 -
2.05.04.04           Reserve for future profits                                         -                 -
2.05.04.05           Retained profit                                                    -                 -
2.05.04.06           Special reserve for undistributed dividends                        -                 -
2.05.04.07           Other income reserve                                               -                 -
2.05.05              Accumulated earnings/losses                                 (14,567)          (13,659)

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION      09/30/2004      Corporate Legislation
ITR - QUARTERLY INFORMATION
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                                                                             3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA                                                          19.527.639/0001-58
-----------------------------------------------------------------------------------------------------------------------------------

07.01 - CONSOLIDATED INCOME STATEMENT (THOUSAND REAIS)

1 - CODE     2 - DESCRIPTION                                  3-07/01/2004 to  4-01/01/2004 to   5-07/01/2003 to   5-01/01/2003 to
                                                              09/30/2004       09/30/2004        09/30/2003        09/30/2003
3.01         Gross revenue from sales/services                       405,078         1,181,704           333,303            925,274
3.01.01      Gross revenue in the year                               405,078         1,181,704           333,303            925,274
3.01.02      Extraordinary tariff recovery adjustment
3.01.03      Electricity sales - MAE adjusted
3.02         Deductions from gross revenue                         (107,489)         (321,866)          (80,642)          (223,338)
3.02.01      Invoiced ICMS                                          (75,486)         (213,614)          (61,200)          (168,541)
3.02.02      Pis, Cofins, and ISS                                   (28,613)          (98,029)          (16,212)           (44,926)
3.02.03      Quotas to the Global Reversion Reserve - RGR            (3,390)          (10,223)           (3,230)            (9,871)
3.03         Net revenue from sales/services                         297,589           859,838           252,661            701,936
3.04         Cost of goods/services sold                           (227,787)         (664,212)         (202,510)          (546,383)
3.04.01      Personnel                                              (33,907)          (89,672)          (24,579)           (72,830)
3.04.02      Material                                                (5,006)          (11,999)           (3,466)           (10,274)
3.04.03      Services rendered by third parties                     (15,909)          (44,660)          (11,549)           (33,901)
3.04.04      Electric energy purchased for resale                  (106,346)         (312,414)         (104,948)          (289,323)
3.04.05      Electric energy purchased-Extraordinary tariff
             recovery adjustment                                           0                 0                 0                  0
3.04.06      Raw material - Natural Gas                              (5,123)          (13,529)           (4,002)           (10,844)
3.04.07      Royalties on Hydro Resources                               (54)             (273)              (36)              (186)
3.04.08      Electric Potency Transportation Charge                 (20,028)          (61,569)          (17,164)           (47,931)
3.04.09      Depreciation / Amortization                            (15,438)          (43,633)          (13,826)           (40,643)
3.04.10      Fuel quota equalization -CCC                           (16,441)          (44,318)          (10,346)           (34,129)
3.04.11      Provision (reversion) for contingencies                     370          (21,442)           (8,634)              7,854
3.04.12      Other expenses                                          (9,905)          (20,703)           (3,960)           (14,176)
3.05         Earnings before interest and taxes (EBIT)                69,802           195,626            50,151            155,553
3.06         Other operating expenses                               (50,024)         (157,936)          (43,504)          (151,310)
3.06.01      Sales                                                         0                 0                 0                  0
3.06.02      General and administrative                                    0                 0                 0                  0
3.06.03      Financial results                                      (46,265)         (146,665)          (40,356)          (138,744)
3.06.03.01   Financial revenue                                        18,065            45,923            43,982             97,514
3.06.03.02   Financial expenses                                     (64,330)         (192,588)          (84,338)          (236,258)
3.06.04      Other operating revenue                                       0                 0                 0                  0
3.06.05      Other operating expenses                                (3,764)          (11,291)           (3,148)           (12,586)
3.06.05.01   Premium Amortization                                    (3,764)          (11,291)           (3,148)           (12,586)
3.06.06      Equity adjustment result                                      5                20                 0                 20

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION      09/30/2004      Corporate Legislation
ITR - QUARTERLY INFORMATION
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                                                                             3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA                                                          19.527.639/0001-58
-----------------------------------------------------------------------------------------------------------------------------------

07.01 - CONSOLIDATED INCOME STATEMENT

1 - CODE     2 - DESCRIPTION                                  3-07/01/2004 to  4-01/01/2004 to   5-07/01/2003 to   5-01/01/2003 to
                                                              09/30/2004       09/30/2004        09/30/2003        09/30/2003
3.07         Operating income                                         19,778            37,690             6,647              4,243
3.08         Non-operating income                                    (1,226)             (460)               214                861
3.08.01      Revenue                                                   1,262             3,130             1,610              3,658
3.08.02      Expenses                                                (2,488)           (3,590)           (1,396)            (2,797)
3.09         Earning before tax / profit-sharing                      18,552            37,230             6,861              5,104
3.10         Provision for income tax and social contribution        (9,042)          (19,973)           (4,597)           (20,609)
3.10.01      Social contribution                                     (2,788)           (6,810)           (1,372)            (5,589)
3.10.02      Income tax                                              (6,2540          (13,163)           (3,225)           (15,020)
3.11         Deferred income tax                                           0                 0                 0                  0
3.12         Profit sharing/statutory contributions                        0                 0                 0                  0
3.12.01      Profit sharing                                                0                 0                 0                  0
3.12.02      Contributions                                                 0                 0                 0                  0
3.13         Reversion of interest on own capital                          0                64                 0                  0
3.14         Minority participation                                 (10,418)          (30,129)          (10,659)           (17,537)
3.15         Net income                                                (908)          (12,808)           (8,395)           (33,042)
             Number of shares, ex. Treasury (THOUSAND)           131,081,924       131,081,924       131,239,066        131,239,066
             Earnings per Share
             Loss per share                                        (0.00001)         (0.00010)         (0.00006)          (0.00025)

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION        09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

--------------------------------------------------------------------------------
     00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA        19.527.639/0001-58
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER
--------------------------------------------------------------------------------

See comments on the parent company performance, item 05.01

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION      09/30/2004      Corporate Legislation
ITR - QUARTERLY INFORMATION
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1 - CVM Code                 2 - Corporate Name                                                          3 - CNPJ
00327-1                      CIA FORCA E LUZ CATAGUAZES LEOPOLDINA                                       19.527.639/0001-58
-----------------------------------------------------------------------------------------------------------------------------------

09.01 - INTEREST IN SUBSIDIARIES / AFFILIATES

1-ITEM       2-Corporate Name                              3-CGC                   4- Classification             5- Participation in
                                                                                                                 the capital of the
                                                                                                                 invested company

    01       CIA DE ELETRICIDADE DE NOVA FRIBURGO          33.249.046/0001-06      CLOSELY-HELD COMPANY          59.47

    02       ENERGISA S.A.                                 00.864.214/0001-06      PUBLICLY-HELD COMPANY         50.07

    03       CAT-LEO ENERGIA S/A                           02.260.955/0001-03      CLOSELY-HELD COMPANY          99,99

                                                                                                                          9-Number
                                                                                                                          of shares
                                                                                                         8-Number of      held in
                                                                                                         shares held      previous
                                                            6-Net equity                                 in current       quarter
                                                            of the                                       quarter          (THOUSAND
1-ITEM       2-Corporate Name                               investor       7-Type of Company             (THOUSAND)       REAIS)
    01       CIA DE ELETRICIDADE DE NOVA FRIBURGO           60,00          COMMERCIAL, INDUSTRIAL AND    57,509           57,509
                                                                           OTHER BUSINESS CORPORATION

    02       ENERGISA S.A.                                  99.99          COMMERCIAL, INDUSTRIAL AND    18,991           18,991
                                                                           OTHER BUSINESS CORPORATION

    03       CAT-LEO ENERGIA S/A                            47,36          COMMERCIAL, INDUSTRIAL AND    58,150           58,150
                                                                           OTHER BUSINESS CORPORATION

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                  Corporate Legislation
ITR - QUARTERLY INFORMATION             09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

--------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                          3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA       19.527.639/0001-58
--------------------------------------------------------------------------------

10.01-CHARACTERISTICS OF THE PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                                      02

2 - ORDER NUMBER                                                              03

3 - CVM REGISTRATION NUMBER                                 SEP/GER/DEB-98 / 048

4 - CVM REGISTRATION DATE                                             07/13/1998

5 - SERIES ISSUED                                                             01

6 - KIND OF ISSUE                                                         SIMPLE

7 - NATURE OF ISSUE                                                       PUBLIC

8 - DATE OF ISSUE                                                     08/01/1997

9 - MATURITY DATE                                                     02/01/2005

10 - KIND OF DEBENTURE                                                  FLOATING

11 - CONDITION OF REMUNARATION                                    TJLP + 4% p.a.

12 - PREMIUM / DISCOUNT

13 - NOMINAL VALUE (REAIS)                                              1,736.91

14 - ISSUED AMOUNT (THOUSAND REAIS)                                        5,211

15 - ISSUED SECURITIES AMOUNT (UNIT)                                       3,000

16 - OUTSTANDING SECURITIES (UNIT)                                         3,000

17 - SECURITIES IN TREASURY (UNIT)                                             0

18 - REDEEMED SECURITIES (UNIT)                                                0

19 - CONVERTED SECURITIES (UNIT)                                               0

20 - SECURITIES TO BE PLACED/TRADED (UNIT)                                     0

21 - DATE OF THE LAST RENEGOTIATION

22 - DATE OF THE NEXT EVENT                                           02/01/2005

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

--------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                         3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA      19.527.639/0001-58
--------------------------------------------------------------------------------

10.01-CHARACTERISTICS OF THE PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                                     03

2 - ORDER NUMBER                                                             03

3 - CVM REGISTRATION NUMBER                                  SEP/GER/DEB-98/049

4 - CVM REGISTRATION DATE                                            07/13/1998

5 - SERIES ISSUED                                                            02

6 - KIND OF ISSUE                                                        SIMPLE

7 - NATURE OF ISSUE                                                      PUBLIC

8 - DATE OF ISSUE                                                    08/01/1997

9 - MATURITY DATE                                                    02/01/2006

10 - KIND OF DEBENTURE                                                 FLOATING

11 - CONDITION OF REMUNARATION                                     TR + 4% p.a.

12 - PREMIUM / DISCOUNT

13 - NOMINAL VALUE (REAIS)                                             4,751.36

14 - ISSUED AMOUNT (THOUSAND REAIS)                                      11,878

15 - ISSUED SECURITIES AMOUNT (UNIT)                                      2,500

16 - OUTSTANDING SECURITIES (UNIT)                                        2,500

17 - SECURITIES IN TREASURY (UNIT)                                            0

18 - REDEEMED SECURITIES (UNIT)                                               0

19 - CONVERTED SECURITIES (UNIT)                                              0

20 - SECURITIES TO BE PLACED/TRADED (UNIT)                                    0

21 - DATE OF THE LAST RENEGOTIATION

22 - DATE OF THE NEXT EVENT                                          02/01/2006

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

-------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                         3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA      19.527.639/0001-58
-------------------------------------------------------------------------------

10.01-CHARACTERISTICS OF THE PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                                     04

2 - ORDER NUMBER                                                             04

3 - CVM REGISTRATION NUMBER                                  SEP/GER/DEB-98/037

4 - CVM REGISTRATION DATE                                            10/21/1998

5 - SERIES ISSUED                                                            01

6 - KIND OF ISSUE                                                   CONVERTIBLE

7 - NATURE OF ISSUE                                                      PUBLIC

8 - DATE OF ISSUE                                                    12/08/1997

9 - MATURITY DATE                                                    12/08/2007

10 - KIND OF DEBENTURE                                                     REAL

11 - CONDITION OF REMUNARATION                                   TJLP + 5% p.a.

12 - PREMIUM / DISCOUNT

13 - NOMINAL VALUE (REAIS)                                                59,91

14 - ISSUED AMOUNT (THOUSAND REAIS)                                      39,755

15 - ISSUED SECURITIES AMOUNT (UNIT)                                    663,609

16 - OUTSTANDING SECURITIES (UNIT)                                      663,608

17 - SECURITIES IN TREASURY (UNIT)                                            1

18 - REDEEMED SECURITIES (UNIT)                                               0

19 - CONVERTED SECURITIES (UNIT)                                              0

20 - SECURITIES TO BE PLACED/TRADED (UNIT)                                    0

21 - DATE OF THE LAST RENEGOTIATION

22 - DATE OF THE NEXT EVENT                                          12/01/2007

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

-------------------------------------------------------------------------------
1 - CVM Code     2 - Corporate Name                          3 - CNPJ
00327-1          CIA FORCA E LUZ CATAGUAZES LEOPOLDINA       19.527.639/0001-58
-------------------------------------------------------------------------------

10.01-CHARACTERISTICS OF THE PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                                     05

2 - ORDER NUMBER                                                             04

3 - CVM REGISTRATION NUMBER                                SEP/GER/DEB-98 / 038

4 - CVM REGISTRATION DATE                                            10/21/1998

5 - SERIES ISSUED                                                            02

6 - KIND OF ISSUE                                                   CONVERTIBLE

7 - NATURE OF ISSUE                                                      PUBLIC

8 - DATE OF ISSUE                                                    12/08/1997

9 - MATURITY DATE                                                    12/08/2007

10 - KIND OF DEBENTURE                                                     REAL

11 - CONDITION OF REMUNARATION                                 TJLP + 2.5% p.a.

12 - PREMIUM / DISCOUNT

13 - NOMINAL VALUE (REAIS)                                                58,57

14 - ISSUED AMOUNT (THOUSAND REAIS)                                      62,540

15 - ISSUED SECURITIES AMOUNT (UNIT)                                  1,067,696

16 - OUTSTANDING SECURITIES (UNIT)                                    1,067,694

17 - SECURITIES IN TREASURY (UNIT)                                            2

18 - REDEEMED SECURITIES (UNIT)                                               0

19 - CONVERTED SECURITIES (UNIT)                                              0

20 - SECURITIES TO BE PLACED/TRADED (UNIT)                                    0

21 - DATE OF THE LAST RENEGOTIATION

22 - DATE OF THE NEXT EVENT                                          12/08/2007

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                  Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


01.01 - IDENTIFICATION

-------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                         3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA      19.527.639/0001-58
-------------------------------------------------------------------------------

10.01-CHARACTERISTICS OF THE PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                                     06

2 - ORDER NUMBER                                                             06

3 - CVM REGISTRATION NUMBER                               CVM/SRE/DEB/2003/0134

4 - CVM REGISTRATION DATE                                            08/29/2003

5 - SERIES ISSUED                                                            01

6 - KIND OF ISSUE                                                        SIMPLE

7 - NATURE OF ISSUE                                                      PUBLIC

8 - DATE OF ISSUE                                                    07/15/2003

9 - MATURITY DATE                                                    15/07/2006

10 - KIND OF DEBENTURE                                                 FLOATING

11 - CONDITION OF REMUNARATION                                  CDI + 4.5% p.a.

12 - PREMIUM / DISCOUNT

13 - NOMINAL VALUE (REAIS)                                           793,299.60

14 - ISSUED AMOUNT (THOUSAND REAIS)                                      87,263

15 - ISSUED SECURITIES AMOUNT (UNIT)                                        110

16 - OUTSTANDING SECURITIES (UNIT)                                          110

17 - SECURITIES IN TREASURY (UNIT)                                            0

18 - REDEEMED SECURITIES (UNIT)                                               0

19 - CONVERTED SECURITIES (UNIT)                                              0

20 - SECURITIES TO BE PLACED/TRADED (UNIT)                                    0

21 - DATE OF THE LAST RENEGOTIATION

22 - DATE OF THE NEXT EVENT                                          07/15/2006

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


01.01 - IDENTIFICATION

-------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                         3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA      19.527.639/0001-58
-------------------------------------------------------------------------------

10.01-CHARACTERISTICS OF THE PUBLIC OR PRIVATE ISSUE OF DEBENTURES

1 - ITEM                                                                     07

2 - ORDER NUMBER                                                             06

3 - CVM REGISTRATION NUMBER                               CVM/SRE//DEB/2003/014

4 - CVM REGISTRATION DATE                                            08/29/2003

5 - SERIES ISSUED                                                            02

6 - KIND OF ISSUE                                                        SIMPLE

7 - NATURE OF ISSUE                                                      PUBLIC

8 - DATE OF ISSUE                                                    07/15/2003

9 - MATURITY DATE                                                    01/15/2008

10 - KIND OF DEBENTURE                                                 FLOATING

11 - CONDITION OF REMUNARATION                                  CDI + 4.5% p.a.

12 - PREMIUM / DISCOUNT

13 - NOMINAL VALUE (REAIS)                                           920,794.20

14 - ISSUED AMOUNT (THOUSAND REAIS)                                      18,416

15 - ISSUED SECURITIES AMOUNT (UNIT)                                         20

16 - OUTSTANDING SECURITIES (UNIT)                                           20

17 - SECURITIES IN TREASURY (UNIT)                                            0

18 - REDEEMED SECURITIES (UNIT)                                               0

19 - CONVERTED SECURITIES (UNIT)                                              0

20 - SECURITIES TO BE PLACED/TRADED (UNIT)                                    0

21 - DATE OF THE LAST RENEGOTIATION

22 - DATE OF THE NEXT EVENT                                          01/15/2008

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION



-------------------------------------------------------------------------------
     00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA        19.527.639/0001-58
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
16.01 - OTHER INFORMATION THAT THE COMPANY CONSIDERS TO BE RELEVANT
-------------------------------------------------------------------------------

The statements of the results are presented as follows for the indirect holdings Empresa Energetica de Sergipe S/A - Energipe, CELB - Companhia Energetica da Borborema, and Saelpa - Sociedade Anonima de Eletrificacao da Paraiba.

                                             Income Statement (in R$ thousand)
                                                - Accumulated 3rd Quarter -

                                                     Energipe                   CELB                    Saelpa
                                             -----------------------------------------------------------------------------

                                                 2004        2003         2004        2003        2004          2003
                                                 ----        ----         ----        ----        ----          ----

Gross Revenue                                  347,374      285,642       80,140      64,941     416,768       312,684
Invoiced ICMS                                 (66,259)     (50,428)     (12,072)     (9,826)    (73,224)      (56,906)
PIS, Cofins and ISS                           (27,159)     (13,361)      (6,337)     (3,018)    (33,978)      (14,541)
Quotas for the Global Reversal Reserve         (2,952)      (2,891)        (335)       (328)     (3,503)       (3,286)

Net Revenue                                    251,004      218,962       61,396      51,769     306,063       237,951
Personnel                                     (29,031)     (21,566)      (5,218)     (4,670)    (31,253)      (25,251)
Material                                       (3,027)      (2,797)        (846)       (629)     (4,612)       (3,839)
Third Party Services                           (8,260)      (8,773)      (3,084)     (2,895)    (17,787)      (15,013)
Energy Purchased for Resale                   (90,433)     (95,936)     (26,354)    (27,346)   (130,958)     (114,918)
Electricity Potency Transportation            (15,948)     (13,792)      (4,627)     (4,048)    (25,762)      (20,844)
Depreciation / Amortization                   (10,360)     (10,074)      (2,376)     (2,311)    (13,616)      (12,841)
CCC - Fuel Consumption Account                (12,588)     (11,289)      (4,137)     (3,180)    (14,259)       (9,396)
Provision for Doubtful Accounts and
   Contingencies                               (4,031)        (790)      (2,467)     (1,134)    (11,806)       16,408
Other Expenses                                 (3,920)      (3,550)      (1,305)       (545)     (9,396)       (5,001)

Result for the Electricity Activities           73,406       50,395       10,982       5,011      46,614        47,256
Financial Revenue                               17,181       16,240        5,832       6,042      32,050        46,974
Financial Expenses                            (65,649)     (66,703)      (9,661)     (6,508)    (50,676)      (55,494)
Result of the Equity Adjustment                 11,460       12,302
Premium Amortization                           (7,973)     (10,545)

Operating Result                                28,425        1,689        7,153       4,545      27,988        38,736
Non-Operating Revenue                              347        1,182          141         237       1,512         1,037
Non-Operating Expense                             (90)        (711)        (225)       (275)       (472)         (740)
Result before Income Tax and Social
   Contribution                                 28,682        2,160        7,069       4,507      29,028        39,033
Income Tax and Social Contribution             (5,748)            -      (2,565)     (1,522)     (9,696)      (13,245)
Net Income (loss)                               22,934        2,160        4,504       2,985      19,332        25,788

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION



-------------------------------------------------------------------------------
     00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA        19.527.639/0001-58
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
17.01 - REPORT OF THE SPECIAL REVISION - WITHOUT EXCEPTION
-------------------------------------------------------------------------------


(Convenience Translation into English from the Original Previously Issued in Portuguese)

To the Shareholders and Board of Directors
Companhia Forca e Luz Cataguazes Leopoldina
Cataguases - MG
---------------

1. We have performed a special review of the accompanying quarterly financial information of Companhia Forca e Luz Cataguazes Leopoldina and subsidiaries (Company and Consolidated), consisting of the balance sheets as of September 30, 2004, and the related statements of income for the quarter and nine-month period then ended and the performance report, all expressed in Brazilian reais and prepared in accordance with Brazilian accounting practices under the responsibility of the Company's management.

2. We conducted our review in accordance with specific standards established by the Brazilian Institute of Independent Auditors (IBRACON), together with the Federal Accounting Council, which consisted principally of: (a) inquiries of and discussions with persons responsible for the accounting, financial and operating areas as to the criteria adopted in preparing the quarterly financial information, and (b) review of the information and subsequent events that had or might have had material effects on the financial position and results of operations of the Company and its subsidiaries.

3. Based on our special review, we are not aware of any material modifications that should be made to the financial information referred to in paragraph 1 for them to be in conformity with Brazilian accounting practices and standards established by the Brazilian Securities Commissions (CVM), specifically applicable to the preparation of mandatory quarterly financial information.

4. As of September 30, 2004, the Company has negative working capital of R$173,898 thousand (R$108,687 thousand as of June 30, 2004) and R$324,789 thousand (R$246,598 thousand as of June 30, 2004), Company and Consolidated, and current and long-term debts recorded under the captions "Debt charges", "Loans and financing" and "Debentures", in the amounts of R$408,812 thousand (R$362,087 thousand as of June 30, 2004) and R$1,216,086 thousand (R$1,176,092 thousand as of June 30, 2004), Company and Consolidated, which has contributed to adversely impact the results of operations of the Company and its subsidiaries in recent years. As discussed in Note 1, Management believes that the internal projections of positive results will be sufficient to assure adequate liquidity to maintain the Company's and subsidiaries' operations, and progressively reduce debt and the financial charges thereon.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION



-------------------------------------------------------------------------------
     00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA        19.527.639/0001-58
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
17.01 - REPORT OF THE SPECIAL REVISION - WITHOUT EXCEPTION
-------------------------------------------------------------------------------

5. As discussed in Note 15, the Company has receivables of R$12,821 thousand for advances for future capital increase granted to the subsidiary Teleserv S.A. that, due to the current level of this subsidiary's operations, started in mid 2001, has reported losses in recent years. However, beginning 2004, the subsidiary has been implementing a new product that will supplement its principal business activity, and management, based on projections of success of this new product, believes that the subsidiary will achieve the necessary profitability to recover the investment classified as advance for future capital increase by the Company.

6. As discussed in Note 5, as a result of the periodic tariff review stipulated by the concession contracts of electricity companies, the National Electric Energy Agency (ANEEL) determined, on a provisional basis, new tariffs for Companhia Forca e Luz Cataguazes Leopoldina and its subsidiaries Companhia de Eletricidade de Nova Friburgo ("CENF") and Empresa Energetica de Sergipe S.A. ("Energipe"), representing a tariff increase of 12.66%, 18.00% and 35.61%, respectively, effective June 18, 2004 for the Company and CENF, and April 22, 2003 for Energipe. The quarterly financial information for the quarter and nine-month period ended September 30, 2004 do not include adjustments that might result from definitive tariff adjustments of the Company and its subsidiaries.

7. As discussed in Note 4, as of September 30, 2004 the Company and its subsidiaries have recorded, in long-term assets, outstanding receivables in the amount of R$9,193 thousand (Company) and R$18,113 thousand (Consolidated), related to sales of energy through December 2002 in the Wholesale Energy Market (MAE). These receivables are linked to injunctions granted to energy sector companies due to lawsuits questioning the interpretation of the rules in the MAE, and therefore, may be subject to changes depending on the final outcome of the lawsuits.

8. As discussed in Note 20, certain minority shareholders filed lawsuits challenging the effects of the Extraordinary Shareholders' Meeting of December 9, 2003 which, among other things, decided to reduce capital by of R$74,358 thousand with absorption of current and prior year losses. If the final court decision is against the effects of the Extraordinary Shareholders' Meeting, the capital reduction recorded in the financial statements for the year ended December 31, 2003 and maintained in the quarterly financial information as of September 30, 2004 will be revised, with subsequent corporate effects thereof.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION



-------------------------------------------------------------------------------
     00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA        19.527.639/0001-58
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
17.01 - REPORT OF THE SPECIAL REVISION - WITHOUT EXCEPTION
-------------------------------------------------------------------------------

9. We had previously reviewed the Company and consolidated balance sheets as of June 30, 2004, presented for comparative purposes, and issued an unqualified review report thereon, dated August 13, 2004, which contained emphasis paragraphs on the matters mentioned in paragraphs 4, 5, 7 and 8 above. We had also reviewed the Company and consolidated statements of income for the quarter and nine-month period ended September 30, 2003, presented for comparative purposes, and issued an unqualified review report thereon, dated November 3, 2003, which contained emphasis paragraphs on the matters mentioned in paragraphs 4 and 7 above.


10. The accompanying quarterly financial information have been translated into English for the convenience of readers outside Brazil.


Rio de Janeiro, November 12, 2004.



DELOITTE TOUCHE TOHMATSU                          Iara Pasian
Auditores Independentes                           Engagement Partner

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION      09/30/2004     Corporate Legislation
ITR - QUARTERLY INFORMATION
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1 - CVM Code                 2 - Corporate Name                                                          3 - CNPJ
00327-1                      CIA FORCA E LUZ CATAGUAZES LEOPOLDINA                                       19.527.639/001-58
-----------------------------------------------------------------------------------------------------------------------------------

SUBSIDIARY / AFFILIATE

-----------------------------------------------------------------------------------------------------------------------------------
Corporate Name
CIA. DE ELETRICIDADE DE NOVA FRIBURGO
-----------------------------------------------------------------------------------------------------------------------------------

18.01 - INCOME STATEMENT OF SUBSIDIARY/AFFILIATE (THOUSAND REAIS)

1-CODE              2 - DESCRIPTION                            3-07/01/2004 to     4-01/01/2004 to   5-07/01/2003 to    6-01/01/2003
                                                                    09/30/2004          09/30/2004        09/30/2003      09/30/2003
3.01                Gross revenue from sales/services                   26,102              67,559            21,158          51,021
3.02                Deductions from gross revenue                      (7,891)            (21,938)           (7,474)        (15,658)
3.02.01             Invoiced VAT (ICMS)                                (6,332)            (16,444)           (6,305)        (12,741)
3.02.02             Social contributions (PIS/COFINS/ISS)              (1,375)             (4,931)             (982)         (2,370)
3.02.03             Quotas to the Global Reversion Reserve - (RGR)       (184)               (563)             (187)           (547)
3.03                Net revenue from sales/services                     18,211              45,621            13,684          35,363
3.04                Cost of goods/services sold                       (15,272)            (40,948)          (12,895)        (33,986)
3.04.01             Personnel                                            (949)             (2,806)             (779)         (2,340)
3.04.02             Material                                             (176)               (326)             (185)           (385)
3.04.03             Services rendered by third parties                 (2,226)             (5,631)           (1,754)         (5,330)
3.04.04             Electric energy purchased for resale               (6,510)            (18,222)          (10,183)        (20,920)
3.04.05             Electric power transportation charge               (2,564)             (7,172)                 0               0
3.04.06             Depreciation and amortization                        (680)             (1,943)             (651)         (1,894)
3.04.07             Fuel quota equalization - CCC                      (1,239)             (3,054)             (810)         (2,386)
3.04.08             Other expenses                                       (928)             (1,794)             1,467           (731)
3.05                Earnings before interest and taxes (EBIT)            2,939               4,673               789           1,377
3.06                Other Operating expenses/revenues                      108                (21)               326           (300)
3.06.01             Sales
3.06.02             General and administrative
3.06.03             Financial results                                      108                (21)               326           (300)
3.06.03.01          Financial revenue                                    1,962               5,101             2,118           5,601
3.06.03.02          Financial expenses                                 (1,854)             (5,122)           (1,792)         (5,901)
3.06.04             Other operating revenue
3.06.05             Other operating expenses
3.06.06             Equity income result
3.07                Operating income                                     3,047               4,652             1,115           1,077
3.08                Non-operating income                                    78                 202                48             (9)
3.08.01             Revenue                                                 89                 258               190             266
3.08.02             Expenses                                              (11)                (56)             (142)           (275)
3.09                Income before Tax/profit-sharing                     3,125               4,854             1,163           1,068
3.10                Provision for income tax and social
                    contribution                                       (1,044)             (1,631)             (407)           (405)
3.11                Deferred income tax                                      0                   0                 0               0

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION       09/30/2004    Corporate Legislation
ITR - QUARTERLY INFORMATION
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1 - CVM Code                 2 - Corporate Name                                                          3 - CNPJ
00327-1                      CIA FORCA E LUZ CATAGUAZES LEOPOLDINA                                       19.527.639/0001-58
-----------------------------------------------------------------------------------------------------------------------------------

SUBSIDIARY / AFFILIATE

-----------------------------------------------------------------------------------------------------------------------------------
Corporate Name
CIA. DE ELETRICIDADE DE NOVA FRIBURGO
-----------------------------------------------------------------------------------------------------------------------------------

18.01 - INCOME STATEMENT OF SUBSIDIARY/AFFILIATE (THOUSAND REAIS)

1-CODE              2 - DESCRIPTION                            3-07/01/2004 to     4-01/01/2004 to   5-07/01/2003 to    6-01/01/2003
                                                                    09/30/2004          09/30/2004        09/30/2003      09/30/2003
3.12                Profit sharing/statutory contributions                   -                   -                 -               -
3.12.01             Profit sharing                                           -                   -                 -               -
3.12.02             Contributions                                            -                   -                 -               -
3.13                Reversal of interest on capital                          -                   -                 -               -
3.15                Net income                                           2,081               3,223               756             663
                    SHARE NUMBER EX-TREASURY (THOUSAND)                 96,699              96,699            96,699          96,699
                    EARNINGS PER SHARE                                 0.02152             0.03333           0.00782         0.00686
                    LOSS PER SHARE

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION      09/30/2004     Corporate Legislation
ITR - QUARTERLY INFORMATION
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION



-------------------------------------------------------------------------------
     00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA         19.527.639/0001-58
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
18.02 - COMMENTS ON THE PERFORMANCE OF THE SUBSIDIARY/AFFILIATE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SUBSIDIARY / AFFILIATE:             CIA. DE ELETRICIDADE DE NOVA FRIBURGO
-------------------------------------------------------------------------------

See comments on the performance of the parent company.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION     09/30/2004      Corporate Legislation
ITR - QUARTERLY INFORMATION
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

---------------------------- ------------------------------------------------------------------------------------------------------
1 - CVM Code                 2 - Corporate Name                                                          3 - CNPJ
00327-1                      CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA                                     19.527.639/0001-58
---------------------------- ------------------------------------------------------------------------------------------------------

SUBSIDIARY / AFFILIATE

-----------------------------------------------------------------------------------------------------------------------------------
Corporate Name
ENERGISA S.A.
-----------------------------------------------------------------------------------------------------------------------------------

18.01 - INCOME STATEMENT OF SUBSIDIARY/AFFILIATE (THOUSAND REAIS)

1-CODE              2 - DESCRIPTION                              3-07/01/2004 to  4-01/01/2004 to   5-07/01/2003 to  6-01/01/2003 to
                                                                      09/30/2004       09/30/2004        09/30/2003       09/30/2003
3.01                Gross revenue from sales/services                          0                0                 0               0
3.02                Deductions from gross revenue                              0                0                 0               0
3.03                Net revenue from sales/services                            0                0                 0               0
3.04                Cost of goods/services sold                                0                0                 0               0
3.05                Gross operating profit                                     0                0                 0               0
3.06                Operating expenses/revenue                             8,982           21,811             5,346             836
3.06.01             Sales                                                      0                0                 0               0
3.06.02             General and administrative                             (122)            (242)              (13)           (104)
3.06.03             Financial results                                         40             (70)             (109)           (292)
3.06.03.01          Financial revenue                                        801            1,393                10              32
3.06.03.02          Financial expenses                                     (761)          (1,463)             (119)           (324)
3.06.04             Other operating revenue                                    0                0                 0               0
3.06.05             Other operating expenses                               (253)            (759)             (282)           (918)
3.06.05.01          Goodwill amortization                                  (253)            (759)             (282)           (918)
3.06.06             Equity adjustment result                               9,317           22,882             5,750           2,150
3.07                Operating income                                       8,982           21,811             5,346             836
3.08                Non-operating income                                       0                0                 0               0
3.08.01             Revenue                                                    0                0                 0               0
3.08.02             Expenses                                                   0                0                 0               0
3.09                Income before Tax/profit-sharing                       8,982           21,811             5,346             836
3.10                Provision for income tax and social contribution           0                0                 0               0
3.11                Deferred income tax                                        0                0                 0               0

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION     09/30/2004      Corporate Legislation
ITR - QUARTERLY INFORMATION
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

---------------------------- ------------------------------------------------------------------------------------------------------
1 - CVM Code                 2 - Corporate Name                                                          3 - CNPJ
00327-1                      CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA                                     19.527.639/0001-58
---------------------------- ------------------------------------------------------------------------------------------------------

SUBSIDIARY / AFFILIATE

-----------------------------------------------------------------------------------------------------------------------------------
Corporate Name
ENERGISA S.A.
-----------------------------------------------------------------------------------------------------------------------------------

18.01 - INCOME STATEMENT OF SUBSIDIARY/AFFILIATE (THOUSAND REAIS)

1-CODE              2 - DESCRIPTION                              3-07/01/2004 to  4-01/01/2004 to   5-07/01/2003 to  6-01/01/2003 to
                                                                      09/30/2004       09/30/2004        09/30/2003       09/30/2003
3.12                Profit sharing/statutory contributions                     0                0                 0               0
3.12.01             Profit sharing                                             0                0                 0               0
3.12.02             Contributions                                              0                0                 0               0
3.13                Reversion of interest on capital                           0                0                 0               0
3.15                Net income /loss                                       8,982           21,811             5,346             836
                    SHARE NUMBER EX-TREASURY (THOUSAND)                   37,931           37,931            37,931          37,931
                    EARNINGS PER SHARE                                   0.23680          0.57502           0.14094         0.02204
                    LOSS PER SHARE

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION             Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION


--------------------------------------------------------------------------------
     00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA         19.527.639/0001-58
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
18.02 - COMMENT ON THE PERFORMANCE OF THE SUBSIDIARY / AFFILIATE COMPANY
--------------------------------------------------------------------------------

See comments on the performance of the parent company.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION     09/30/2004      Corporate Legislation
ITR - QUARTERLY INFORMATION
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

---------------------------- ------------------------------------------------------------------------------------------------------
1 - CVM Code                 2 - Corporate Name                                                          3 - CNPJ
00327-1                      CIA FORCA E LUZ CATAGUAZES LEOPOLDINA                                       19.527.639/001-58
---------------------------- ------------------------------------------------------------------------------------------------------

SUBSIDIARY / AFFILIATE

-----------------------------------------------------------------------------------------------------------------------------------
Corporate Name
CAT-LEO ENERGIA S/A
-----------------------------------------------------------------------------------------------------------------------------------

18.01 - INCOME STATEMENT OF SUBSIDIARY/AFFILIATE (THOUSAND REAIS)

1-CODE              2 - DESCRIPTION                              3-07/01/2004 to   4-01/01/2004 to  5-07/01/2003 to  6-01/01/2003 to
                                                                      09/30/2004        09/30/2004       09/30/2003       09/30/2003
3.01                Gross revenue from sales/services                     23,220            66,256           16,885           43,707
3.02                Deductions from gross revenue                        (1,613)           (4,462)            (785)          (2,070)
3.02.01             Social contributions (PIS/COFINS/ISS)                (1,613)           (4,462)            (785)          (2,070)
3.03                Net revenue from sales/services                       21,607            61,794           16,100           41,637
3.04                Cost of goods/services sold                         (12,397)          (29,211)         (13,302)         (25,474)
3.04.01             Personnel                                            (1,389)           (1,969)            (271)            (894)
3.04.02             Material                                               (377)             (508)             (22)             (65)
3.04.03             Services rendered by third parties                   (1,195)           (2,265)            (334)            (901)
3.04.04             Natural Gas                                          (5,123)          (13,529)          (4,002)         (10,844)
3.04.05             Electric energy purchased for resale                 (1,417)           (4,602)          (1,550)          (2,583)
3.04.06             Electric power transportation charge                   (708)           (1,974)            (556)          (1,557)
3.04.07             Depreciation and amortization                        (1,587)           (4,517)          (1,253)          (3,083)
3.04.08             Other expenses                                         (601)               153          (5,314)          (5,547)
3.05                Earnings before interest and taxes (EBIT)              9,210            32,583            2,798           16,163
3.06                Other Operating expenses/revenues                      2,515           (8,080)          (4,388)            1,362
3.06.01             Sales                                                      0                 0                0                0
3.06.02             General and administrative                                 0                 0                0                0
3.06.03             Financial results                                      2,515           (8,080)          (4,388)            1,362
3.06.03.01          Financial revenue                                      1,931             5,574              602            3,817
3.06.03.02          Financial expenses                                       584          (13,654)          (4,990)          (2,455)
3.06.04             Other operating revenue                                    0                 0                0                0
3.06.05             Other operating expenses                                   0                 0                0                0
3.06.06             Equity income result                                       0                 0                0                0
3.07                Operating income                                      11,725            24,503          (1,590)           17,525
3.08                Non-operating income                                      16                37               11               13
3.08.01             Revenue                                                   16                37               11               13
3.08.02             Expenses                                                   0                 0                0                0
3.09                Income before Tax/profit-sharing                      11,741            24,540          (1,579)           17,538
3.10                Provision for income tax and social contribution     (3,027)           (5,821)            2,062          (4,302)
3.11                Deferred income tax                                        0                 0                0                0

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION     09/30/2004      Corporate Legislation
ITR - QUARTERLY INFORMATION
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

---------------------------- ------------------------------------------------------------------------------------------------------
1 - CVM Code                 2 - Corporate Name                                                          3 - CNPJ
00327-1                      CIA FORCA E LUZ CATAGUAZES LEOPOLDINA                                       19.527.639/0001-58
---------------------------- ------------------------------------------------------------------------------------------------------

SUBSIDIARY / AFFILIATE

-----------------------------------------------------------------------------------------------------------------------------------
Corporate Name
CAT-LEO ENERGIA S/A
-----------------------------------------------------------------------------------------------------------------------------------

18.01 - INCOME STATEMENT OF SUBSIDIARY/AFFILIATE (THOUSAND REAIS)

1-CODE              2 - DESCRIPTION                              3-07/01/2004 to   4-01/01/2004 to  5-07/01/2003 to  6-01/01/2003 to
                                                                      09/30/2004        09/30/2004       09/30/2003       09/30/2003
3.12                Profit sharing/statutory contributions                     0                 0                0                0
3.12.01             Profit sharing                                             0                 0                0                0
3.12.02             Contributions                                              0                 0                0                0
3.13                Reversion of interest on capital                           0                 0                0                0
3.15                Net income /loss                                       8,714            18,719              483           13,236
                    SHARE NUMBER EX-TREASURY (THOUSAND)                   58,151            58,151           58,151           58,151
                    EARNINGS PER SHARE                                   0.14985           0.32190          0.00831          0.22761
                    LOSS PER SHARE

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                   Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION



-------------------------------------------------------------------------------
     00327-1 CIA FORCA E LUZ CATAGUAZES - LEOPOLDINA         19.527.639/0001-58
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
18.02 - COMMENT ON THE PERFORMANCE OF THE SUBSIDIARY / AFFILIATE COMPANY
-------------------------------------------------------------------------------

See comments on the performance of the parent company.

FEDERAL PUBLIC SERVICE
CVM - BRAZILIAN SECURITIES COMMISSION                  Corporate Legislation
ITR - QUARTERLY INFORMATION          09/30/2004
COMMERCIAL, INDUSTRIAL AND OTHER BUSINESS CORPORATION

01.01 - IDENTIFICATION

----------------------------------------------------------------------------------------------------------------------
1 - CVM Code      2 - Corporate Name                                                 3 - CNPJ
00327-1           CIA FORCA E LUZ CATAGUAZES LEOPOLDINA                              19.527.639/0001-58
----------------------------------------------------------------------------------------------------------------------

                                TABLE OF CONTENTS

GROUP     ITEM   DESCRIPTION                                                                                   PAGE
   01      01    IDENTIFICATION                                                                                  1
   01      02    HEAD-OFFICES                                                                                    1
   01      03    DIRECTOR OF INVESTOR'S RELATIONS (Address for correspondence with the Company)                  1
   01      04    ITR REFERENCE                                                                                   1
   01      05    COMPOSITION OF THE SHARE CAPITAL                                                                2
   01      06    COMPANY'S CHARACTERISTICS                                                                       2
   01      07    COMPANIES NOT INCLUDED IN THE CONSOLIDATED FINANCIAL STATEMENTS                                 2
   01      08    CASH GAINS DELIBERATED AND / OR PAID DURING AND AFTER THE QUARTER                               2
   01      09    SUBSCRIBED CORPORATE CAPITAL AND CHANGES IN THE FISCAL PERIOD IN COURSE                         3
   01      10    MANAGER OF INVESTOR'S RELATIONSHIP                                                              3
   02      01    BALANCE SHEET-ASSETS                                                                            4
   02      02    BALANCE SHEETS-LIABILITIES                                                                      5
   03      01    INCOME STATEMENT                                                                                6
   04      01    EXPLANATORY NOTES                                                                               9
   05      01    COMMENTARY ON THE COMPANY'S PERFORMANCE IN THE QUARTER                                          36
   06      01    CONSOLIDATED BALANCE SHEET-ASSETS                                                               43
   06      02    CONSOLIDATED BALANCE SHEET-LIABILITIES                                                          44
   07      01    CONSOLIDATED INCOME STATEMENTS                                                                  46
   08      01    COMMENTS ON THE COMPANY'S PERFORMANCE IN THE QUARTER                                            48
   09      01    INTEREST IN SUBSIDIARIES / AFFILIATES                                                           49
   10      01    CHARACTERISTICS OF THE PUBLIC OR PRIVATE ISSUE OF DEBENTURES                                    50
   16      01    OTHER INFORMATION CONSIDERED RELEVANT BY THE COMPANY                                            56
   17      01    REPORT OF THE SPECIAL REVISION                                                                  57
                                         CIA. DE ELETRICIDADE DE NOVA FRIBURGO
   18      01    INCOME STATEMENT OF THE SUBSIDIARY/AFFILIATE                                                    60
   18      02    COMMENTS ON THE PERFORMANCE OF THE SUBSIDIARY/AFFILIATE                                         62
                                                     ENERGISA S.A.
   18      01    INCOME STATEMENT OF THE SUBSIDIARY/AFFILIATE                                                    63
   18      02    COMMENTS ON THE PERFORMANCE OF THE SUBSIDIARY/AFFILIATE                                         65
                                                  CAT-LEO ENERGIA S.A.
   18      01    INCOME STATEMENT OF THE SUBSIDIARY/AFFILIATE                                                    66
   18      02    COMMENTS ON THE PERFORMANCE OF THE SUBSIDIARY/AFFILIATE                                         68